               ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

                                     between

                                   ORNI 7 LLC

                                       and

                                ORMAT NEVADA INC.

                          Dated as of August 2nd, 2004

                                LIST OF EXHIBITS

      Exhibit A      Scope of Work

      Exhibit B      Contract Price and Milestone Payment Schedule

      Exhibit C      Drawings and Specifications

      Exhibit D      Tests

      Exhibit E      Warranty Claim Procedures

      Exhibit F      Schedule

      Exhibit G      Final Acceptance Certificate

      Exhibit H-1    Form of Interim Lien Waiver

      Exhibit H-2    Form of Final Lien Waiver

      Exhibit I      Form of Guaranty

               ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

      THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (the "Contract")
dated as of August 2nd, 2004 is made by and between:

(1)   ORNI 7 LLC, a limited liability company with its principal place of business at 980 Greg Street, Sparks, NV 89431-6039 ("COMPANY"); and

(2)   ORMAT NEVADA INC., a Delaware corporation with its principal place of business at 980 Greg Street, Sparks, NV 89431-6039 ("CONTRACTOR").

Company and Contractor (each individually, a "Party" and together, the
"Parties") agree as follows:

SECTION 1 - DEFINITIONS, INTERPRETATION AND CONTRACT DOCUMENTS

      1.1   DEFINITIONS

      In addition to the terms defined elsewhere in this Contract, the definitions of certain terms used in this Contract with initial letters capitalized are as set forth herein.

      "AFFILIATE" means, with respect to any person or entity, any other person or entity (including, without limitation, any officer, director, shareholder, partner, employee, agent or representative of such person or entity) that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first person or entity. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, partnership or other ownership interests, by contract, by Law or otherwise. For the purposes of this Contract, Company and Contractor shall not be considered Affiliates of each other.

      "BUSINESS DAY" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Nevada are authorized or required by law or executive order to remain closed.

      "CHANGE IN THE WORK" means a change to the Work as provided in Section 8.

      "CHANGE OF LAW" means any Law, official interpretation thereof or manner of interpretation thereof, that is amended or modified, is enacted, adopted, promulgated or otherwise becomes effective or is repealed, revoked, suspended or not renewed after the Effective Date and which increases Contractor's cost of performing the Work, delays Contractor's performance of the Work or otherwise adversely affects Contractor's performance of its obligations under this
Contract.

      "CHANGE ORDER" means a written change order describing the Change in the
Work, its effect, if any, on the Contract Price, the Milestone Payment Schedule,
the Schedule, and any other provision of this Contract that is affected.

      "COLLATERAL AGENT" means Union Bank of California, N.A.

      "COMPANY" shall have the meaning set forth in the introductory paragraph to this Contract.

                                     PAGE 3

      "COMPANY DEFAULT" means the failure or delay of Company or its representatives, agents, subcontractors or suppliers (other than Contractor and its Subcontractors and their agents and employees) to meet Company's obligations under this Contract.

      "COMPANY OPERATOR" means Ormat Nevada Inc. in its capacity as operator of the Steamboat Project pursuant to the Amended and Restated Operation and
Maintenance Agreement, dated as of December 8, 2003, among Orni 7 LLC, Steamboat
Geothermal LLC and Ormat Nevada Inc.

      "COMPANY PERMITS" means Permits necessary for the construction, operation and maintenance of the Facility which are to be obtained by Company and which are listed in Exhibit A hereto.

      "COMPANY'S REPRESENTATIVE" means the individual designated by Company pursuant to Section 3.2 to act as its representative under and with respect to matters related to this Contract.

      "CONTRACT" means this Engineering, Procurement and Construction Contract, together with the Exhibits attached hereto, as the same may be amended or otherwise modified from time to time as permitted herein.

      "CONTRACT PRICE" means the total aggregate price payable to Contractor by
Company as set forth in Exhibit B attached hereto, as adjusted pursuant to the provisions of this Contract.

      "CONTRACTOR PERMITS" means Permits (other than the Company Permits)
required for the construction of the Work

      "CONTRACTOR'S REPRESENTATIVE" means the individual designated by
Contractor pursuant to Section 2.3.2 to act as its representative under and with respect to this Contract.

      "CORRECTION CURVES" means the correction curves as set out in Exhibit D used to adjust Facility performance from variations from the Design Conditions and/or other specified factors.

      "DAY" means a twenty-four (24) hour period beginning and ending at 12:00 midnight.

      "DEFECT" means any Work that does not conform to the warranties set forth in Section 10.1 of this Contract.

      "DEFECT REMEDY WORK" means Contractor's repair or replacement of any
Defect.

      "DELAYED PAYMENT RATE" means a per annum rate of interest equal to the lesser of (i) LIBOR plus four percent (4%) and (ii) the maximum rate permitted by applicable Law.

      "DEPOSIT AND DISBURSEMENT AGREEMENT" means the agreement of such name executed or to be executed among Collateral Agent, the Depositary Agent (as defined therein), Ormat Funding Corp., Brady Power Partners, Steamboat
Geothermal LLC, Steamboat Development Corp., OrMammoth Inc., ORNI 7 LLC and ORNI
1 LLC, ORNI 2 LLC.

      "DESIGN CONDITIONS" means the design operating conditions for the Facility as set forth in Exhibits A and/or C.

      "DOCUMENTS" means any design, drawing, certificate, specification, report, studies, model, program, record, pattern, sample, written information and data and other document of whatever nature (including a record thereof in software form).

                                     PAGE 4

      "DOLLARS" or "$" means the lawful currency of the United States of
America.

      "DRAWINGS" means Facility drawings and system descriptions contained in
Exhibit C.

      "EFFECTIVE DATE" means the date of this Contract.

      "FACILITY" or "GALENA FACILITY" means the Galena project, comprising of two ITLUs and associated geothermal piping and transmission line works, which shall be performed at the Steamboat Project site, and will enhance and substitute portions of the presently existing Steamboat Project, as described in
Exhibit A.

      "FINAL ACCEPTANCE" means satisfaction or waiver by Company or deemed satisfaction of the Work requirements identified in Section 7.1.

      "FINAL ACCEPTANCE CERTIFICATE" means a written certificate from Company
(and countersigned by the Independent Engineer) substantially in the form of
Exhibit G confirming that the Work requirements identified in Section 7.1 have been completed.

      "FINAL ACCEPTANCE DATE" means the date upon which Final Acceptance occurs or is deemed to have occurred as set forth in the Final Acceptance Certificate.

      "FINAL ACCEPTANCE NOTICE" means a written notice from Contractor confirming that the Work requirements identified in Section 7.1 have been completed.

      "FORCE MAJEURE" means any war, declared or not, invasion, armed conflict or act of public enemy, blockage, embargo, revolution, insurrection, riot, civil commotion, act of terrorism, or sabotage provided that any such event occurs within or directly involving the United States or any individual state, or any other country from which machinery, equipment or material for the Facility are procured, manufactured or transported through, an act of God, including but not limited to lightning, fire, earthquakes, volcanic activity, floods, storms or unusual weather conditions, cyclones, typhoons, or tornadoes, epidemic, labor disputes (including strikes, or slowdowns, or lockouts that, in each case, are not specific to Contractor or the Facility and are widespread or nationwide), or any other event or circumstances or combination of event(s) or circumstances beyond the reasonable control of a Party, provided, however, that the event or circumstances shall not be considered Force Majeure under this Contract where they are not considered force majeure or its equivalent providing relief in favor of the Company under the terms of the PPA, and the provision of Force
Majeure relief under this Contract would conflict with the continuing obligations of the Company under the PPA.

      "GALENA RE-POWERING ACCOUNT" means the account of such name created under the Deposit and Disbursement Agreement.

      "GOVERNMENTAL AUTHORITY" means any local, state, regional, federal governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority having jurisdiction over, or purports to have or asserts or attempts to assert, jurisdiction to legislate, decree, adjudicate or enforce any decision related to, or bearing on, the
Facility or the Work.

      "GUARANTEED COMPLETION DATE" means the Guaranteed Completion Date identified in the Schedule, as the same may be amended from time to time in accordance with this Contract.

      "GUARANTY" means the guaranty of Contractor's performance and payment obligations under this Contract provided by Ormat Technologies Inc. in the form attached hereto as Exhibit I.

                                     PAGE 5

      "INDENTURE" means that certain Indenture under which certain notes or bonds will be issued, the proceeds in part of which will be used to finance the construction of the Galena Facility.

      "INDEPENDENT ENGINEER" means Stone & Webster Management Consultants, Inc.
or such other person or entity who has been designated by Company to undertake certain tasks on behalf of the noteholders under the Indenture.

      "INFORMATION" means any Drawings or other information furnished directly or indirectly by the other Party hereto in connection with this Contract, the
Steamboat Project or the Galena Facility, whether such Information has been furnished prior to, during or following termination of this Contract in connection with or pursuant to the performance of this Contract.

      "INSOLVENCY EVENT" means the bankruptcy, insolvency, liquidation, administration or other receivership or dissolution of a Party and any equivalent or analogous Proceedings by whatever name known and in whatever jurisdiction and any step taken (including the presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing.

      "ITLU" means an Integrated Two Level Unit, which is an electricity generating unit of two binary cycles, one of high pressure and the second of low pressure, designed and manufactured by Contractor or its Affiliates, as described in Exhibit A.

      "LAW" means any federal, state, commonwealth, local or other constitution, charter, act statute, law, ordinance, treaty, resolution, directive (to the extent having the force of law), code, rule, regulation, order, specified standards or objective criteria contained in any applicable permit or approval, which standards or criteria must be met in order for the Facility to be constructed and operated lawfully, and other legislative or administrative action of any Governmental Authority, or a final decree, judgment or order of a court, or any applicable engineering, construction, safety or electrical generation code.

      "LIABILITY" shall mean any fine, penalty, damage, loss, cost, claim or expense or other liability (including any related reasonable fees, expenses and disbursements of a Party's counsel).

      "LIBOR" means the London Interbank Offered Rate displayed at or about
11:00 a.m. London Standard Time on the Reuters' monitor screen on "LIBOR PAGE"
in London, for the shortest period therein.

      "MAJOR SUBCONTRACTOR" means any Subcontractor engaged directly by
Contractor to perform Work at the Site, whose Subcontract (individually or in the aggregate with all other such Major Subcontractor's Subcontracts with
Contractor) is of a value in excess of $1,000,000.

      "MATERIALS" means all equipment, supplies, apparatus, instruments, machinery, parts, tools, components, appliances, and appurtenances thereto to be supplied under this Contract by Contractor as described in or required by the
Scope of Work.

      "MILESTONE PAYMENT SCHEDULE" means the payment schedule for payment of the
Contract Price as set forth in Exhibit B.

      "MONTH" means a period beginning at 12:00 midnight on the last Day of the preceding calendar month and ending at 12:00 midnight on the last Day of the calendar month.

      "MW" means megawatts.

                                     PAGE 6

      "NET DELIVERABLE ENERGY" is the electric power output of the Facility which is specifically defined and measured as described in Exhibit D hereto.

      "NOTICE TO PROCEED" means Company's written notice to Contractor directing
Contractor to commence and complete the Work hereunder, as set forth in Section
4.

      "OPERATION AND MAINTENANCE MANUAL" means the operation and maintenance manual to be provided by Contractor to Company pursuant to Section 9.6.

      "PPA" means the Power Purchase Agreement for the sale of energy by the
Facility executed or to be executed between the Nevada Power Co. or Sierra
Pacific Power Company and the Company.

      "PERFORMANCE GUARANTEE" means the guaranteed level of Net Deliverable
Energy, which is 2,113,824 kilowatthours over the 96 hour test period at the
Design Point Conditions (defined in Exhibit A), and which to be attained as specified in Exhibit D.

      "PERFORMANCE TEST" means the test described in Section 3.2 of Exhibit D to be carried out to determine whether the Performance Guarantee has been attained.

      "PERMITS" means the permits, approvals and licenses required from
Governmental Authorities necessary for the construction, commissioning and initial operation of the Facility and the performance of the Work.

      "PROCEEDING" means any claim, suit, demand, allegation, arbitration, dispute or other action process, or proceeding whether actual or threatened.

      "PROJECT CONTRACTS" means the PPA, and the Interconnection Agreement with respect to the Facility executed or to be executed between the Nevada Power Co.
or Sierra Pacific Power Company and the Company.

      "PUNCHLIST ITEMS" means unfinished items of Work (such as delivery of spare parts, painting, fine-finish grading or clean-up, updating of Drawings, manuals or other Documents) the lack of which or the failure of which to complete (considered individually or in the aggregate of all Punchlist Items)
does not or will not adversely affect, the safety or integrity of the Facility and does not impact the performance or lawful operation of the Facility, in each case as agreed to by the Independent Engineer and Contractor.

      "SCHEDULE" means the completion schedule for the Facility, including the
Guaranteed Completion Date, as set forth in Exhibit F, as it may be amended from time to time as set forth in this Contract.

      "SCOPE OF WORK" means the specific delineation of items of Work to be performed by Contractor as set forth in Exhibit A.

      "SITE" means the site more specifically described in Exhibits A and/or C, together with spaces, tunnels, canals, mooring rights, reservoirs, waterways, surface water, ground water, diversion weirs, roads, easements, privileges, access rights, rights-of-way and other rights and interests in land and water acquired or to be acquired by Company to develop, engineer, build, own, operate or maintain the Facility and appurtenant facilities, including any associated working and laydown areas for Contractor.

      "SPECIFICATIONS" means the performance specifications and standards for the Facility and the performance of the Work as set forth in Exhibit C.

                                     PAGE 7

      "STEAMBOAT PROJECT" means the project consisting of several geothermal electricity production plants, geothermal auxiliaries and field located at
Steamboat Springs, Washoe County, Nevada, which Company, directly or through its
Affiliates, owns or holds interests in as described in greater detail in Section
1.2 of Exhibit A.

      "SUBCONTRACT" means an agreement between Contractor and a Subcontractor for the performance of any portion of the Work.

      "SUBCONTRACTOR" means any person or entity, other than Contractor's employees, engaged directly by Contractor to perform any part of the Work, including the provision of services or the supply of goods or Materials.

      "TAX" means any present or future tax, charge, levy, impost or duty of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, imposed by any Governmental Authority together with any penalties, additions, liens, surcharges and interest relating thereto.

      "UNCONTROLLABLE COMPANY DEFAULT" means a Company Default which is not within Company, Company Operator, or any of their respective Affiliate's control, but is a Company Default involving third parties or circumstances outside Company, Company Operator, or any of their respective Affiliate's control.

      "WARRANTY PERIOD" shall have that meaning given to it in Section 10.2.

      "WORK" means all of the work, services and other duties, obligations and responsibilities that are to be carried out by or under the direction of
Contractor pursuant to this Contract, including that work specifically described as Contractor liabilities or obligations in the Scope of Work.

      1.2     INTERPRETATION

      1.2.1   Where the context requires, words importing the singular shall include the plural and vice versa, and words importing persons shall include entities.

      1.2.2   A reference in this Contract to any Section, Exhibit, Clause or
Paragraph is, except where it is expressly stated to the contrary, a reference to such section, exhibit, clause or paragraph in this Contract.

      1.2.3   Headings are for convenience of reference only.

      1.2.4   Each reference to this Contract shall include a reference to each agreed variation of or supplement to this Contract as may be amended, varied or supplemented from time to time.

      1.2.5   Where the context requires, any reference to a person, entity or
Party shall include such person's, entity's or Party's successors and permitted assigns.

      1.2.6   References to the word "include" or "including" are to be
construed without limitation.

      1.3     DOCUMENTS INCLUDED

      This Contract shall consist of this document and the following Exhibits, which are specifically incorporated herein and made a part hereof by this reference.

      Exhibit A      Scope of Work

                                     PAGE 8

      Exhibit B      Contract Price and Milestone Payment Schedule

      Exhibit C      Drawings and Specifications

      Exhibit D      Tests

      Exhibit E      Warranty Claim Procedures

      Exhibit F      Schedule

      Exhibit G      Final Acceptance Certificate

      Exhibit H-1    Form of Interim Lien Waiver

      Exhibit H-2    Form of Final Lien Waiver

      Exhibit I      Form of Guaranty

      1.4     CONFLICTING PROVISIONS

      In the event of any conflict between this document and any Exhibit hereto, the terms and provisions of this document, as amended from time to time, shall control. In the event of any conflict among the Exhibits, the order of the
Exhibits as stated above shall control.

SECTION 2 - CONTRACTOR RESPONSIBILITIES

      2.1     GENERAL RESPONSIBILITIES

      2.1.1   Except as otherwise expressly set forth in this Contract,
Contractor in consideration of the Contract Price shall provide, furnish and perform, or cause to be provided, furnished or performed, engineering and design services, Materials, consumables and utilities, and supervision, labor and services required for the development, design, permitting, engineering, procurement, manufacturing, transport to Site, quality assurance, inspection, erection, construction, commissioning and performance testing of the Facility as specified in the Scope of Work and in accordance with the provisions of this
Contract. Other than with respect to the items specifically described as
Company's responsibility, it is intended that Contractor's scope will include everything to be provided which is requisite to complete the Facility as specified herein and in accordance with the turnkey nature of this Contract.

      2.1.2   Contractor shall diligently prosecute the Work in a good and workmanlike manner in accordance with the Schedule and in accordance with applicable Laws, Permits, the provisions of this Contract and the provisions of the Project Contracts. If any applicable milestones described under the PPA will be established at a date earlier than as described in Exhibit F, Exhibit F shall be amended accordingly.

      2.1.3   Contractor shall perform the Work in such a manner as to
reasonably minimize interference with and curtailment of the ongoing operations of the Steamboat Project, to the extent practicable.

                                     PAGE 9

      2.2     SPECIFIC RESPONSIBILITIES

      Without limiting the generality of Section 2.1 and subject to the terms and conditions set forth in this Contract, Contractor shall at its own expense furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

      (a)     preparation of the conceptual design and integrated detail design and engineering of the Facility such that the Facility conforms with the Scope of Work and meets the performance requirements described in this Contract;

      (b)     obtain the Contractor Permits from the applicable Governmental
Authorities;

      (c)     initiate and maintain safety precautions and programs relating to the performance of the Work necessary to conform with applicable Laws and to reasonably protect against injury to persons or damage to property on, about or adjacent to the Site. Contractor shall incorporate all such safety precautions and programs in a written safety program manual. Contractor shall provide, erect and maintain reasonable safeguards for the protection of workers and the public from the performance of the Work;

      (d)     clearing, excavation, backfilling, compaction/consolidation and removal or importation of related materials required with respect to preparation of the Site in accordance with the Scope of Work;

      (e)     procurement, supply and transportation to the Site of all
Materials necessary to complete the Facility;

      (f)     supervision and direction of construction and other Work
activities on the Site, including construction by Subcontractors, and the coordination of the Work under this Contract;

      (g)     keep the Site from waste materials or rubbish caused by
Contractor's activities and in a reasonably presentable condition given the nature of the Work. Contractor shall dispose of all rubbish and construction debris in an authorized disposal area furnished by Company as provided in
Section 3.1(i);

      (h)     training, in the operation and maintenance of the Facility, of a reasonable number of operating and maintenance personnel furnished by Company pursuant to Section 3.1(f). Such training shall be carried out in conjunction with the normal commissioning, start-up operations and testing activities of
Contractor;

      (i)     commission and test the Facility as detailed in Exhibits A and D;

      (j)     clearance of the Site of temporary structures, surplus Materials and tools that were delivered or created by Contractor through the course of the
Work, upon completion of field work;

      (k)     provision of monthly reports on progress of the Work to the Owner and Independent Engineer and provision of quarterly reports to the Collateral
Agent; and

      (l)     review the proposed interconnection arrangements to be made by
Company under the proposed Project Contract to ensure that the Facility can interconnect without technical difficulty, and coordinate the Work in order to facilitate construction of interconnection facilities, where necessary.

                                     PAGE 10

      2.3     CONTRACTOR'S PERSONNEL AND LABOR RELATIONS

      2.3.1   Contractor shall ensure that at all times at the Site when
Work is being performed at the Site there are sufficient suitably qualified and experienced personnel to supervise and perform such Work.

      2.3.2   Contractor shall designate, by written notice to Company, a representative who shall act as a single point of contact with Company in all matters relating to the Work. Contractor's Representative shall have full authority to act on behalf of Contractor for all purposes in connection with this Contract.

      2.3.3   Company shall be entitled by written notice to Contractor to object to any representative or person employed by Contractor (including
Contractor's Representative) or any Subcontractor in the execution of the Work who, in the reasonable opinion of Company, is incompetent or negligent, or engaged in misconduct, and Contractor shall promptly remove such person from the
Work and appoint a suitable replacement, or ensure that the relevant
Subcontractor does so.

      2.4     REPRESENTATIONS AND WARRANTIES OF CONTRACTOR

      Contractor represents and warrants to Company that:

      (a)     Contractor is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has the requisite legal power and authority to execute, deliver and perform this Contract;

      (b)     the execution, delivery and performance by Contractor of this
Contract has been duly authorized by all requisite action of Contractor, and there is no provision in its charter documents requiring further consent for such action by any other person or entity;

      (c)     this Contract constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors'
rights generally or by equitable principles relating to enforceability;

      (d)     the execution, delivery and performance by Contractor of this
Contract will not conflict with any Law, Permit or agreement to which it is a party or by which it is bound;

      (e)     the Contractor Permits either have been obtained by Contractor and are in full force and effect on the Effective Date or, in the reasonable opinion of Contractor, will be timely obtained by Contractor in the ordinary course of business and will be in full force and effect on or prior to the date on which they are required to be in full force and effect;

      (f)     there are no actions, suits, proceedings or investigations pending or, to Contractor's best knowledge after due inquiry, threatened against it at law or in equity before any Governmental Authority, which individually or in the aggregate could result in any materially adverse effect on Contractor's ability to perform its obligations under the Contract; and

      (g)     it owns or has the right to use all patents, trademarks,
service marks, trade names, copyrights, license, franchises, other intellectual property and proprietary rights necessary to perform the Work without conflict with the rights of others.

                                     PAGE 11

      2.5     USE OF SPARE PARTS

      Spare parts may be withdrawn by Contractor from Company's on site supply of spare parts for the purposes of the Work where such usage does not adversely jeopardize the ongoing operation and maintenance of the Steamboat Facility.
Contractor shall be responsible, at its cost, for replacing any such withdrawn spare parts as soon as reasonably practicable and in any event no later than the expiration of the Warranty Period.

      2.6     GUARANTY

      In order to guaranty and secure Contractor's performance of its obligations hereunder, prior to or upon the issuance of the Notice to Proceed,
Contractor shall cause Ormat Technologies Inc., an Affiliate of Contractor, to
provide Company a guaranty in the form attached hereto as Exhibit I. The guaranty shall remain valid and shall not expire until the fulfillment of
Contractor's obligations under this Contract.

SECTION 3 - COMPANY RESPONSIBILITIES

      3.1     GENERAL RESPONSIBILITIES

      Company shall, at Company's expense, furnish, undertake, provide or cause to be furnished, undertaken or provided the following:

      (a)     make available to Contractor and its Subcontractors within fifteen
(15) Days of the date of the Notice to Proceed, and continuing until the end of the Warranty Period, the Site, including space for all construction facilities, laydown and storage areas, and roads and other means of access to and from the
Site in a timely manner and in accordance with Contractor's reasonable requirements regarding amount, weight and dimensions of equipment to be transported and the size and layout of the laydown and storage areas;

      (b)     obtain and maintain in effect all Company Permits from the
Governmental Authorities in a timely manner as required to permit Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule, and to execute any documentation required with respect to Contractor Permits;

      (c)     execute any documentation required with respect to Contractor's acquisition of environmental impact assessments, studies and statements required
(if any) in connection with the ownership, financing, construction, operation and maintenance of the Facility and the performance of this Contract;

      (d)     furnish to Contractor within 30 days of execution of this Contract copies of any environmental impact assessment, studies and statements prepared or obtained in connection with the ownership, financing, construction, operation and maintenance of the Facility and provide commercially reasonable assistance, including a power of attorney (if required) as reasonably necessary for
Contractor to obtain the Contractor Permits in a timely manner as required to permit Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule;

      (e)     arrange for electricity (for office use), water and other
utilities to be available to Contractor at then current market terms for the same for use in the construction, start-up, testing and commissioning of the
Facility, in a timely manner as required to permit Contractor and its
Subcontractors to proceed with the Work in accordance with the Schedule;

                                     PAGE 12

      (f)     provide a reasonably sufficient number of operating personnel, including their supervisors, for training by Contractor as provided in Section
2.2(h), and for participating in the start-up, testing, commissioning, maintenance and upkeep of the Facility through to Final Acceptance. Each person designated for training by Company shall be a qualified technician and said trainees shall not be deemed employees or Subcontractors of Contractor;

      (g)     provide the geothermal heat resource in the quantity and quality detailed in Exhibits A and C, and in the time frame as required to permit
Contractor and its Subcontractors to proceed with the Work in accordance with the Schedule;

      (h)     enable Contractor to provide or make arrangements for the tie-in point to the electricity grid (or any other defined electricity consumer) to be ready in a timely manner in accordance with the Schedules (Exhibits A and F);

      (i)     maintain the geothermal piping gathering system of the Steamboat
Project fully available to Contractor for Contractor's performance of the Work, including changes to such system;

      (j)     arrange and permit Contractor access and use of the fire
protection system and pentane storage system of the Steamboat 1 portion of the
Steamboat Project;

      (k)     provide to Contractor a rubbish and construction debris disposal area on or adjacent to the Site;

      (l)     be responsible for and dispose of any hazardous materials, whether presently existing or not, found at or introduced to the Site, other than those hazardous materials introduced to the Site by Contractor or any Subcontractor, with respect to which Contractor shall be responsible for and dispose of; and

      (m)     all activities described under Company's scope of work under section 3 of Exhibit A.

      3.2     COMPANY'S REPRESENTATIVE

      Company shall designate by written notice to Contractor a representative who shall act as a single point of contact with Contractor in all matters relating to the Work. Company's Representative shall have full authority to act on behalf of Company for all purposes in connection with this Contract.

      3.3     REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company represents and warrants that:

      (a)     Company is a limited liability company duly organized and
validly existing under the Laws of the state of Delaware and has all requisite legal power and authority to execute, deliver and perform this Contract;

      (b)     the execution, delivery and performance by Company of this
Contract has been duly authorized by all requisite corporate action of Company and there is no provision in its organizational documents requiring further consent for such action by any other person or entity;

      (c)     this Contract constitutes the legal, valid and binding
obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium or similar laws affecting or limiting creditors'
rights generally or by equitable principles relating to enforceability;

                                     PAGE 13

      (d)     the execution, delivery and performance by Company of this
Contract will not conflict with any Law, Permit or agreement to which it is a party or by which it is bound; and

      (e)     the Company Permits either have been obtained by Company and are in full force and effect on the Effective Date or, in the reasonable opinion of Company, will be timely obtained by Company in the ordinary course of business and will be in full force and effect on or prior to the date on which they are required to be in full force and effect.

SECTION 4 - NOTICE TO PROCEED

      4.1     PROVISION OF NOTICE TO PROCEED

      Upon execution of this Contract, Company shall provide Contractor a Notice to Proceed directing Contractor to commence and complete the Work under this
Contract.

      4.2     CONTRACTOR COMMENCEMENT OF THE WORK

      Contractor shall commence performance of the Work upon receipt of the
Notice to Proceed. Contractor shall not be obligated to commence performance of the Work before receipt of the Notice to Proceed is issued in accordance with this Section 4. Contractor shall thereafter proceed diligently to perform the
Work, furnishing sufficient forces, construction plant and equipment to perform the Work in accordance with the Schedule and the requirements of this Contract, on the assumption that, by June 15, 2004, the conditions precedent to the withdrawal of amounts from the Galena Re-powering Account as described in the
Deposit and Disbursement Agreement shall have been satisfied or waived.

      4.3     DELAY IN ACHIEVING CONDITIONS PRECEDENT FOR RELEASE OF MONIES
UNDER THE GALENA RE-POWERING ACCOUNT

      If the conditions precedent to the withdrawal of amounts from the Galena
Re-powering Account as described in the Deposit and Disbursement Agreement shall not have been satisfied or waived by August 15, 2004, commencing August 15, 2004 and until the day on which such conditions shall occur, Contractor shall not be obligated to continue to perform the Work or incur obligations or expenses, and the Schedule and the Guaranteed Completion Date shall be extended on a Day by
Day basis for each Day after August 15, 2004 until the day on which such conditions shall occur.

      If the conditions described above have not occurred by August 30, 2004,
Company may terminate this Contract with no further obligation to either party, other than obligations which arose prior to the termination date.

SECTION 5 - COMPENSATION AND PAYMENT

      5.1     CONTRACT PRICE

      5.1.1   As compensation for the performance of the Work, Company shall pay Contractor, in the manner and at the times hereinafter specified, the
Contract Price, which amount shall be the complete compensation to Contractor for the performance of Work, including, without limitation, Defect Remedy Work;
provided that the Contract Price shall be subject to adjustment in accordance with the terms of this Contract.

                                     PAGE 14

      5.1.2   The Contract Price does not include any and all Taxes imposed directly or indirectly by any Governmental Authority other than income Taxes imposed on Contractor. State and local sales and use Taxes (which, for avoidance of doubt, are not included in the Contract Price) shall be stated separately and shown on all invoices as a separate line item and shall be paid by Company to
Contractor. Upon request of Company, Contractor shall promptly provide to
Company evidence of its remittance to the applicable Governmental Authority of all state and local sales, use and value added Taxes Contractor collects from
Company under this Contract.

      5.1.3   Notwithstanding anything else to the contrary in Exhibit B, until all conditions precedent to the withdrawal of amounts from the Galena
Re-powering Account under the Deposit and Disbursement Agreement have been satisfied or waived, the Company shall not be liable to pay amounts of the
Contract Price which are in excess of $6,450,000 (Six Million Four Hundred Fifty
Thousand Dollars).

      5.2     MILESTONE PAYMENT SCHEDULE

      Exhibit B hereto sets forth the Milestone Payment Schedule that specifies the payment installments payable by Company in respect of Work performed by
Contractor. The Milestone Payment Schedule shall be used as the basis for preparation of invoices and for payments.

      5.3     PAYMENT

      5.3.1   On or before the tenth day of each month following the
achievement of a milestone payment event, Contractor shall present to Company, with a copy to Independent Engineer, a progress invoice for the period ended on the last day of the prior month, accompanied by any other Documents described for payment of the milestones in the Milestone Payment Schedule for which payment is sought under the invoice. Such invoices shall not be issued more frequently than once every 90 days. Except as provided below in this Section
5.3, invoices that are presented for payment shall be paid within thirty (30)
Days of Company's receipt of such invoice.

      5.3.2   Within ten (10) Business Days of Company's and Independent
Engineer's receipt of an invoice and any such required Documents as described in the Milestone Payment Schedule, Company's Representative and Independent
Engineer, as applicable, shall approve such invoice for payment or give written notice to Contractor of any objections that Company's Representative or
Independent Engineer have with regard to the accomplishment of such milestone(s)
for which the invoice seeks payment. If Company's Representative or Independent
Engineer fails to provide such notice within ten (10) Business Days after such party's respective receipt, the milestone(s) shall be deemed accomplished and
Contractor shall be entitled to payment. In the case Company's Representative or
Independent Engineer provides written notice of objection to the accomplishment of a milestone and said Documentation within the period described above, and the contents of Company's Representative or Independent Engineer's notice, according to the case, is not in dispute, Contractor shall resubmit the corrected invoice and/or Documentation, and the above-described approval process shall reapply except that the response time shall be five (5) Days rather than ten (10)
Business Days.

      5.3.3   If pursuant to Section 5.3.2 above, Company's Representative or
Independent Engineer disputes any amounts invoiced by Contractor within the specified time period, Company shall promptly pay to Contractor the undisputed amount of such invoice in the manner provided in Section 5.3.1 above, and any disputed amount that is ultimately determined to have been payable shall be paid with interest at the Delayed Payment Rate from the date the item was payable to and including the date of payment, in accordance with the provisions of Section
5.8 below. The Parties shall resolve their differences regarding the disputed amount in accordance with the dispute resolution procedures set forth in
Sections 14 and 24.3.

                                     PAGE 15

      5.4     FINAL ACCEPTANCE PAYMENT FOR THE FACILITY

      No later than thirty (30) Days after the Final Acceptance Date, Contractor shall submit to Company, with a copy to Independent Engineer, a statement summarizing and reconciling all previous invoices, payments and Changes in the
Work, with respect to the Work, and a waiver of liens as provided in Section 5.7 below from Contractor and each Major Subcontractor which has not previously provided a final lien waiver for the Facility and such other data as Company may reasonably request establishing payment of or surety for payment of unpaid
Contractor obligations which may be excepted under the waiver of liens provided.
Within seven (7) Days of Company's and Independent Engineer's receipt of
Contractor's invoice and the other documents required under this Section 5.4
("Accompanying Documents"), Company's Representative and Independent Engineer,
as applicable, shall approve such invoice for payment or give written notice to
Contractor of any objections that Company's Representative or Independent
Engineer has with regard to the invoice and the Accompanying Documents. Within thirty (30) Days of the receipt of such statements and lien waivers, Company shall pay Contractor the remaining portion of the Contract Price (except with respect to amounts remaining to be paid by Company under this Contract for
Punchlist Items). If Company's Representative or Independent Engineer fails to provide such notice within such seven (7) Day period, after such party's respective receipt, the statement of invoices and Accompanying Documents shall be deemed approved and Contractor shall be entitled to payment. In the case of a dispute regarding the final payment, Company shall pay the undisputed amounts within such thirty Day period, and disputed amounts will be paid within fifteen
(15) Days of resolution of the dispute. Any disputes regarding a final payment shall be handled in accordance with the procedure set forth in Sections 14 and
24.3.

      5.5     PAYMENTS NOT ACCEPTANCE OF WORK

      No payment made by Company to Contractor shall be considered or deemed to represent that Company has inspected the Work or checked the quality or quantity of the Work and shall not be deemed or construed as an approval or acceptance of any Work or as a waiver of any claim or right Company may have hereunder.

      5.6     PAYMENT OF SUBCONTRACTOR

      Contractor shall promptly pay, in accordance with the terms and conditions set forth in the respective Subcontract, each Subcontractor the amount to which said Subcontractor is entitled. Contractor shall, by an appropriate agreement with each Subcontractor, require each Subcontractor to make timely payments to its laborers, suppliers and subcontractors in a similar manner.

      5.7     WAIVER OF LIENS

      As a condition precedent to the making of the each payment (other than the final payment) set forth in the Milestone Payment Schedule by Company hereunder,
Contractor shall be required, upon request by Company, to supply Company with an interim waiver and release of liens and security interests to the extent of such payment in the form attached hereto as Exhibit H-1, duly executed by Contractor, and as a condition precedent to the making of the final payment, Contractor shall provide Company with a final waiver and release of liens and security interests from Contractor and each Major Subcontractor in the form attached hereto as Exhibit H-2.

      As additional consideration for each such payment, as of the date of
Contractor's receipt of such payment, Contractor shall indemnify and hold
Company harmless from and against any claims for mechanics' liens which arise out of the performance of Work under this Contract associated with such payment which may be asserted by any of its Subcontractors. In connection with the foregoing indemnity, Contractor acknowledges and agrees that it shall have the obligation at its sole expense to

                                     PAGE 16

cause any mechanic liens filed against the Facility or the Site to be promptly released or discharged or shall post a bond or other security reasonably satisfactory to Company in the full amount of the mechanic lien except to the extent that such liens have been filed against the Facility or the Site as a result of nonpayment by Company of any valid and proper invoice or portion thereof for which Contractor is entitled to receive payment under this Contract and which is not deficient under Section 5.3 or is otherwise being disputed by the Parties pursuant to Section 14 and 24.3.

      5.8     INTEREST

      Amounts not paid by either Party to the other when due under any provision of this Contract, including the provisions of this Section 5, shall bear interest, from the date payment was due to and including the date of payment, at the Delayed Payment Rate.

SECTION 6 - TESTING

      6.1     GENERAL

      Development and implementation of tests procedures will be the responsibility of Contractor. Contractor shall be responsible for providing all supplies required for carrying out such tests, except to the extent heat resource, testing power and water is required to be supplied by Company in accordance with this Contract.

      6.2     TEST PROCEDURES

      The Performance Test shall be performed under normal operating conditions as described in Exhibit D hereto and in accordance with all applicable Laws in effect on the date thereof, and the test results shall be adjusted pursuant to the Correction Curves for deviations from the Design Conditions and shall be adjusted for other deviations as set forth in Exhibit D. Subject to Section 6.3,
Contractor may conduct the Performance Test at such time that Contractor has complied with all provisions of this Contract relating to the installation of all necessary components and systems or the portion of the Facility to be tested, except for completion of insulation, painting, final grading and any other portion of the Work not affecting the operability, safety, mechanical and/or electrical integrity or the portion of the Facility being tested.

      6.3     NOTICE OF TESTING

      Contractor shall notify Company and Independent Engineer at least five (5)
Days in advance of the actual date that Contractor will start conducting the
Performance Test. Company's Representative and Independent Engineer shall be entitled to attend at the time and place appointed. If both or either Company's
Representative or Independent Engineer fails to attend the Performance Test at the time and place appointed, Contractor shall delay the test for up to 96 hours via email or telephone notice in order to enable the missing individual(s) to attend the test despite the prior failure to attend. At the end of such additional 96 hour period, Contractor shall be entitled to proceed with the
Performance Test, irrespective of whether Company's Representative and/or
Independent Engineer are absent or not.

      Without derogating from the above, Contractor shall notify the offtaker in advance of the conduct of such testing in accordance with the prior notice of testing requirement under the PPA.

      6.4     DELAYED TESTS; DEEMED COMPLETION

      6.4.1   In the event that Contractor's conduct or completion of any test is delayed from the date on which such test would otherwise have commenced, been conducted or completed due to an

                                     PAGE 17

Uncontrollable Company Default then the Schedule shall be extended Day-for-Day for each Day of delay (without need of a Change Order).

      6.4.2   In the event that Contractor's conduct or completion of the
Performance Test is delayed for ninety (90) Days or more from the date on which such test would otherwise have commenced, been conducted or completed due to an
Uncontrollable Company Default, then, as of the date on which such testing was scheduled to be completed, the Facility will then be deemed to be completed for all purposes under this Contract including, without limitation, satisfaction of the Performance Guarantee, and Company shall pay to Contractor the remainder of the Contract Price less only the cost savings of Contractor (if any) associated with it not performing such Performance Test.

              In the event that the circumstances which prevented the conduct or completion of the Performance Test have ceased to exist, Contractor will assist the Company to perform such test.

      6.5     FACILITIES

      Except as expressly set forth in Section 3.1 or the Scope of Work,
Contractor shall be responsible for the provision of necessary supervision and equipment necessary to carry out properly the Performance Test.

      6.6     REPEAT PERFORMANCE TESTS

      6.6.1   If the Facility fails to achieve the Performance Guarantee during the initial Performance Test, Contractor shall take, within a reasonable period, corrective measures necessary to eliminate the Defects or deficiencies and to ensure that the Performance Guarantee is satisfied by repairing or replacing and/or re-performing the affected part of the Work. Contractor shall, if so required by Company, submit to Company for its review details of the corrective measures that it proposes to take.

      6.6.2   The Performance Test may be repeated as often as Contractor may elect for a period of One Hundred Eighty (180) Days after the completion of the initial Performance Test; provided that Contractor shall be liable for the reasonable additional fees and expenses of the Independent Engineer in connection with the repeat of Performance Tests incurred by Company (which costs shall be subject to offset against the unpaid Contract Price). If the Facility fails to attain the Performance Guarantee by the end of such period, then the provisions of Section 11.2 shall apply.

      6.6.3   Without derogating from any of the foregoing, Contractor may, at its discretion, make any adjustments or changes to any system or section of the
Work or Facility which affects such system or section or any other systems or sections, and adjust such affected systems or sections accordingly as deemed necessary in order to meet or enhance the achievement testing goals and/or to repeat the Performance Test; provided, that no such adjustments or changes shall be made by Contractor unless the Independent Engineer concurs that such adjustments and changes are consistent with the Specifications and the requirements of this Contract.

      6.7     DISAGREEMENT AS TO RESULT OF TESTS

      Within ten (10) Days of the final Performance Test, Contractor shall furnish to Company with a copy to Independent Engineer written notification of the results thereof, for countersignature or written objection by the
Independent Engineer within five (5) Business Days of receipt. In the event that
Contractor does not receive a written statement of objections to such results within five (5) Business Days of the notification, the aforementioned results shall be deemed accepted and countersigned by Independent Engineer. If, as a result of the provision of the aforementioned statement, Independent Engineer and Contractor disagree on the interpretation of the results of such Performance
Test or

                                     PAGE 18

Contractor's compliance with this Section 6 in conducting such Performance Test, the dispute shall be referred to dispute resolution in accordance with Sections
14 and 24.3.

SECTION 7 - FINAL ACCEPTANCE

      7.1     FINAL ACCEPTANCE NOTICE

      After all of the following conditions have been met with respect to the
Facility, Contractor shall submit to Company, with a copy to Independent
Engineer, the Final Acceptance Notice:

              (a)    except for the Punchlist Items and delivery of the
as-built construction Drawings of the Facility, the Facility and Work comply with the Scope of Work, the Specifications and Drawings and applicable Laws and the Project Contracts, and Contractor has made training available to Company's personnel (or other nominees of Company);

              (b)    the Facility has satisfied or, pursuant to Sections 6.4.2
or 6.7, is deemed to have satisfied the checks and tests under Exhibit D, including the Performance Guarantee;

              (c)    any amount finally determined due for payment as
liquidated damages under Section 11.2 has either been paid or agreed and will be deducted from the final payment;

              (d)    the list of Punchlist Items (if any) for the Facility have been identified by Contractor, concurred to by the Independent Engineer, and provided to Company as provided in Section 7.3 below; and

              (e)    all other deliverables identified in this Contract with
respect to the Facility (except for the as-built Drawing or deliverables appearing in the Punchlist Items provided by Contractor), including the final
Operation and Maintenance Manual and other documents and materials described in
Section 9, have been completed in accordance with the provisions hereof and have been provided to Company.

      7.2     Within fifteen (15) Days following the receipt of a Final
Acceptance Notice, Company and the Independent Engineer shall inspect the
Facility and review all Work and services performed by Contractor with respect thereto, and Company's Representative shall either (i) deliver to Contractor the
Final Acceptance Certificate certifying that the Work requirements of this
Contract (other than the Punchlist Items identified by Contractor and the as-built Drawings and concurred to by the Independent Engineer) have been fully satisfied for the Facility and Final Acceptance of the Facility has accordingly been achieved, or (ii) if reasonable cause exists for doing so, notify
Contractor in writing that Final Acceptance of the Facility has not been achieved, stating in detail the reasons therefor. In the event that Company's
Representative (after the prior consultation of the Independent Engineer)
determines that Final Acceptance has not been achieved and Contractor has not disputed Company's Representative's determination, Contractor shall promptly take such corrective action or perform such additional Work or other services as will achieve Final Acceptance of the Facility and shall issue to Company another
Final Acceptance Notice in accordance with the provisions of this Section 7.1.
Such procedure shall be repeated until Final Acceptance of the Facility has been achieved; provided, however, that Company's Representative shall respond to any such subsequent Final Acceptance Notice within five (5) Days following the receipt thereof. If Company's Representative fails to provide the Final
Acceptance Certificate or the notice contemplated in clause (ii) above within the aforementioned period, Final Acceptance of the Facility shall be deemed to have been achieved.

                                     PAGE 19

      7.3     PUNCHLIST ITEMS

      Contractor shall provide to Company a list of all Punchlist Items and the estimated cost thereof prior to the issue of the Final Acceptance Notice which
Punchlist Items and estimated cost thereof shall have been agreed to by the
Independent Engineer. Within fifteen (15) Days following the receipt of this list of Punchlist Items, Company's Representative shall notify Contractor in writing whether Company (after consultation with the Independent Engineer) has any objections to that list or the estimates thereof. If Company's
Representative has any objections, the parties shall use good faith efforts to resolve such objections. If no agreement can be reached, the provisions of
Sections 14 and 24.3 shall be invoked to resolve the dispute. One hundred fifty percent (150%) of the estimated value of such Work, as decided by Contractor, the Independent Engineer and Company's Representative, shall be retained or deducted from the Contract Price by Company or, at Contractor's option, paid to
Company by Contractor pending satisfactory rectification and/or completion.
Contractor shall rectify or complete to the reasonable satisfaction of Company's
Representative and the Independent Engineer within the time stated in the Final
Acceptance Notice any such Punchlist Items listed. In the event Contractor fails to satisfactorily rectify or complete any Punchlist Items listed, Company may arrange for the outstanding work to be done and the cost thereof shall be certified by Company and deducted from the monies retained under this Section
7.3. Upon satisfactory rectification and/or completion of such Work, the money retained, deducted or paid under this Section 7.3 in relation thereto (other than retained amounts which were paid to third parties for the completion of the
Work in the case of Contractor failure to do so as aforesaid) shall be reimbursed to Contractor by Company. During the period after Final Acceptance,
Contractor and Company shall cooperate to ensure that the performance of the
Work and the Defect Remedy Work does not unreasonably interfere with the commercial operation of the Facility and at the same time allowing the remaining
Work and the Defect Remedy Work to be performed in a prompt and efficient manner. As soon as practicable after the completion of all Punchlist Items and
Defect Remedy Work, Contractor shall remove all of its equipment and Materials and complete the removal of all Work-related waste material and rubbish from and around the Site.

SECTION 8 - CHANGES IN THE WORK

      8.1     CHANGE IN THE WORK

      A Change in the Work shall result from each of the following:

              (a)    changes, alterations or additions to the Work as requested by Company and agreed upon in writing by Contractor, or as requested by
      Contractor and approved in writing by Company;

              (b)    an event of Force Majeure or a Change of Law;

              (c)    an Uncontrollable Company Default; or

              (d)    Contractor takes measures pursuant to Section 8.3.4 below
      upon the occurrence of an emergency.

      8.2     REQUESTS TO MAKE CHANGES IN THE WORK; CLAIMS AND ADJUSTMENTS

      8.2.1   Company, at any time by written notice to Contractor, may request a Change in the Work, consisting of additions, modifications, substitutions or other changes of the Work or Materials within the general scope of this Contract and upon Contractor's approval thereof (including agreement on the terms of an associated Change Order) Contractor shall proceed with the implementation of such Change in the Work. Contractor, at any time, by written notice, may request a Change in the Work

                                     PAGE 20

consistent with the general scope of this Contract, and upon Company's written approval thereof, subject to the Independent Engineer's written concurrence as to the reasonableness of the scope and costs thereof, (including agreement on the terms of an associated Change Order) proceed with the implementation of such
Change in the Work.

      8.2.2   Should any Change in the Work cause an increase or decrease in the cost of and/or time required for performance of this Contract or otherwise adversely affect Contractor's performance of its obligations under any provision of this Contract an adjustment will be made to the Contract Price, the Milestone
Payment Schedule, the Schedule, or other provisions of this Contract that are thereby affected.

      8.2.3   When Contractor is notified of or becomes aware of a Change in the Work, Contractor shall promptly prepare and submit to Company an estimate of the increase, if any, in the cost and time required to complete the Work, together with an explanation of the basis therefor, and shall inform Company whether, in Contractor's opinion, such Change in the Work should result in an adjustment to the Contract Price, the Milestone Payment Schedule, the Schedule,
or any other provision of this Contract. The price of any Work required by a
Change in the Work shall be either a lump-sum fixed price or the recoverable time and materials price plus overhead and profit in the amount of 10% of such time and materials price. Company shall respond in writing to any request or submission by Contractor regarding a Change in the Work within ten (10) Days following Company's receipt thereof. A Change Order shall be entered into by the
Parties in order for the Change in the Work to be effective. If no agreement can be reached, the provisions of Section 14 shall be invoked to resolve the dispute.

      8.2.4   Except to the extent a Change in the Work specifically amends one or more provisions hereof, all provisions of this Contract shall apply to all
Changes in the Work, and no Change in the Work shall be implied as a result of any other Change in the Work.

      8.2.5   Contractor shall maintain, in accordance with generally accepted accounting principles, records and books of account with respect to any Changes in the Work or other Work involving additional costs in excess of the Contract
Price to be paid by Company on a recoverable cost or time and materials basis.
Company and its authorized representatives shall be entitled to inspect and audit such records and books of account, during normal business hours and upon reasonable advance notice.

      8.3     CHANGES CAUSED BY FORCE MAJEURE, CHANGE OF LAW, OR UNCONTROLLABLE
              COMPANY DEFAULT

      8.3.1   Contractor shall give notice to Company of any event of Force
Majeure, Uncontrollable Company Default, or Change of Law affecting Contractor for which Contractor requires a schedule or price adjustment, which notice shall, to the extent practicable, include the length of delay, if any, in the
Schedule, and increase in Contractor costs incurred by reason of such event, by reason of such event and any proposed increase in the Contract Price by virtue of such event, and Contractor shall substantiate the same to the reasonable satisfaction of Company.

      8.3.2   Subject to Section 20.2, Company shall (if it accepts the
findings set forth in Contractor's notice issued pursuant to the foregoing and, with respect to any notice which will have a material effect on the Contract
Price or Schedule, the Independent Engineer), within fifteen (15) Days following receipt of the notice that specifies the length of the delay, and the proposed adjustment to the Contract Price, if any, occasioned by such event, issue a
Change Order adjusting the Schedule by extending the time for performance of
Contractor's obligations under this Contract for a period equal to the delay in completion of the Facility resulting from such event, and increasing the
Contract Price, to the extent Company agrees with the need for such a Change
Order. In the event Company or the Independent Engineer does not accept
Contractor's findings, the propriety of a Change Order for such event shall be submitted for dispute resolution under Sections 14 and 24.3.

                                     PAGE 21

      8.3.3   Contractor shall use reasonable efforts to remove or mitigate the effects of any event of Force Majeure, Uncontrollable Company Default, or Change
of Law and to minimize the delay caused thereby, but shall not, without the prior written approval of Company as set forth in a Change Order issued with respect thereto, be required to (a) subcontract additional Work or work additional hours for which premium time is payable, (b) schedule additional work shifts, or (c) otherwise incur additional costs, if, in any such case, such subcontracting, additional hours, additional shifts or other additional costs would not have been required to meet the Guaranteed Completion Date as defined in the Schedule in effect prior to the occurrence of such event of Force
Majeure, Uncontrollable Company Default, or Change of Law.

      8.3.4   In the event of any emergency affecting the safety or protection of persons or property or the Work, Contractor, at its discretion and without any special instruction or authorization from Company, may take all reasonable actions to prevent threatened damage, injury or loss. Any claim by Contractor that such emergency constitutes a Change in the Work shall subsequently be determined by the Parties in accordance with the provisions of this Section 8.

      8.4     EFFECT OF CHANGES ON WARRANTIES AND SAFETY

      8.4.1   If Contractor reasonably believes that a Change in the Work proposed by Company may negatively affect any warranty or performance commitments with regard to any Work, Contractor shall serve Company and either
Collateral Agent or the Independent Engineer with written notice within fourteen
(14) Days of Contractor's receipt of such proposal of its reasonable belief and the believed effect. If Company insists, despite Contractor's notice, to require the execution of such proposal and Contractor acquiesces to Company's request and executes the proposal, the affected warranties or performance commitments will be adjusted to the extent agreed between the Parties or as already determined in accordance with the provisions of Section 14, but only to the extent related to or derived from Company's proposal.

      8.4.2   If Contractor reasonably believes that a Change in the Work proposed by Company may negatively affect safety of the Work or persons under its supervision or for persons in the vicinity would violate any applicable
Laws, Contractor shall serve Company and either Collateral Agent or the
Independent Engineer with written notice within fourteen (14) Days of
Contractor's receipt of such Company's proposal of Contractor's reasonable belief and the believed effect. If Company insists, despite Contractor's notice, to require the execution of such proposal, Contractor shall not be required to perform such proposal unless determined otherwise under resolution of the dispute in accordance with Sections 14 and 24.3.

SECTION 9 - DESIGN AND DOCUMENTATION

      9.1     OWNERSHIP OF AND RESPONSIBILITY FOR DESIGN

      9.1.1   Contractor retains legal title to and ownership of the design and engineering of the Facility and Contractor remains entitled to freely use, modify, license or otherwise dispose of the same at its discretion without any obligation to account to Company.

      9.1.2   Contractor shall be responsible for the development of the technical data, design and other documentation required for the performance of the Work.

      9.2     INSPECTION OF WORK

      At Company's sole expense, Company, the Company's Representative and the
Independent Engineer shall have the right to inspect any item of the Work to be provided hereunder. Company, the

                                     PAGE 22

Company's Representative and the Independent Engineer shall have access to those portions of the Site then under Contractor's control, at reasonable times and upon reasonable notice. While at the Site, Company, the Company's Representative
and the Independent Engineer shall comply with all of Contractor's safety rules and other job site rules and regulations.

      9.3     AS-BUILT DRAWINGS

      Within three (3) months following the date of Final Acceptance, Contractor shall furnish to Company two (2) reproducible sets of "as-built" construction drawings of the Facility. All "as-built" drawings shall be supplied in such format and on such media (including electronic media) as Company may reasonably specify in accordance with industry standards.

      9.4     LICENSE TO USE

      Subject to Section 9.1.1, Company shall have a non-exclusive, transferable license and right to use and reproduce all Drawings, Facility manuals, the
Specifications and any other Contractor Documents provided or to be provided by
Contractor hereunder, including the Operation and Maintenance Manual for the
Facility and the reproducible Drawings furnished by Contractor pursuant to
Section 9.3 above, solely for the purpose of operating, maintaining and repairing the Facility. Company shall not use any such Documents for any other purpose.

      9.5     USE OF DOCUMENTS AFTER TERMINATION

      If this Contract is terminated by Company pursuant to Section 19.1 below prior to completion of the Facility, and payment of all amounts due and owing under this Contract in such circumstances are paid to Contractor, Company may, in its sole discretion, use any Drawings, Facility manuals, the Specifications or other Contractor Documents prepared hereunder solely for the purpose of completing the Facility. If this Contract is terminated by Contractor or Company and full payment of amounts owed under this Contract in such circumstances are not received, Company shall not be entitled to use or continue using the documents thereafter. Drawings, Specifications and other Contractor Documents so supplied by Contractor shall be subject to the confidentiality clause contained hereunder in Section 21 and shall not be copied or communicated to a third party otherwise than as strictly necessary and permitted under this Contract.

      9.6     OPERATION AND MAINTENANCE MANUAL

      At least sixty (60) Days prior to the start-up of the Facility or any portion thereof, Contractor shall deliver two (2) copies to Company and, for information only, two (2) copies to the Independent Engineer of the preliminary draft of the Operation and Maintenance Manual for the Facility as provided in the Scope of Work. The Operation and Maintenance Manual shall include the information for that manual described in the Scope of Work. Such preliminary draft shall be as reasonably complete as available information will allow and at a minimum with sufficient information to permit the training of Company's operation and maintenance personnel and the normal operation and maintenance of the Facility by persons generally familiar with facilities and plants similar to the Facility. Contractor thereafter shall provide to Company four (4) copies of the final and complete Operation and Maintenance Manual for the Facility prior to Final Acceptance.

SECTION 10 - WARRANTIES

      10.1    WARRANTY

      Contractor warrants to Company that:

                                     PAGE 23

              (a)    the Work shall conform in all material respects to the
Drawings, Specifications and the other requirements set forth in this Contract;

              (b)    the Work shall be of good quality, free from defects in
workmanship and shall be performed in a workmanlike and skillful manner;

              (c)    when built, the Facility will be capable of operating in
compliance with all applicable Laws, the Project Contracts and Company Permits;

              (d)    all Materials and other items incorporated in the Work
shall:

                     (i)    be new (unless specifically described otherwise in
the Scope of Work) and shall be of a suitable grade of its respective kind for its intended use;

                     (ii)   be free from defects in material and workmanship;
and

                     (iii)  meet the requirements of the Specifications and this
Contract;

              (e)    title and ownership to the Work shall pass to and vest in
Company, as described in Section 12.1, free and clear of any and all liens, claims, charges, security interests, encumbrances and rights of other persons arising as a result of any actions or failure to act of Contractor, its
Subcontractors, or their employees or representatives other than liens, claims, charges, security interests, encumbrances arising in connection with the
Indenture; and

              (f)    the Work has been and will be designed and engineered with all the skill, care and diligence to be expected of appropriately qualified and experienced professional designers and engineers with experience in carrying out works of a similar type, nature and complexity to the Work.

      10.2    WARRANTY PERIOD

      The warranty period for the warranties set forth in Section 10.1 for an item of Work (the "WARRANTY PERIOD") shall extend for a period of twelve (12)
Months from the Final Acceptance Date. The Warranty Period with respect to any item of the Work that is repaired, replaced, modified, or otherwise altered by
Contractor pursuant to Section 10.3 below shall be extended to the longer of:

      (a)     twelve (12) Months from the date of completion of such repair, replacement, modification or alteration; or

      (b)     the end of the original Warranty Period for the subject item of the Work;

provided, however, that the Warranty Period shall in no event exceed twenty-four
(24) Months from commencement of the original Warranty Period for the subject item of the Work.

      10.3    CORRECTION OF IMPROPER WORK

      10.3.1  Company shall notify Contractor promptly upon discovery of any
Defect. In order to be effective hereunder, such notice must be given at the latest within thirty (30) Days after the end of the Warranty Period. A written
"failure report," which includes available technical and logistic information to assist Contractor to assess the damage to the equipment and to evaluate appropriate corrective action, shall be provided to Contractor as soon as reasonably practicable upon discovery of the Defect.-- If Contractor requests,
Company shall supply all relevant information relating to past maintenance, repair and operational data relating to the failed Work.

                                     PAGE 24

      10.3.2  Contractor's responsibility for any such warranty claim shall be limited to Contractor's performance of Defect Remedy Work on the Defect and
Contractor shall perform such Defect Remedy Work as soon as reasonably possible following Contractor's receipt of notice and the relevant failure report from
Company applicable to such Work. Only direct costs and expense of Defect Remedy
Work shall be borne by Contractor. Contractor shall have the obligation in connection with the performance of any Defect Remedy Work to provide any special rigging, cranes or heavy equipment or any labor required in connection with operating such equipment, except where such items or labor are readily available at the Site at no additional cost, in which case such items or labor shall be provided by Company or Company's operator without charge, at Contractor's request.

      10.3.3  All costs associated with the performance of any repair and maintenance work which is not Defect Remedy Work, including the costs of the replacement of any parts or other portions of the Work which are not defective but which are replaced in conjunction with Defect Remedy Work at the request of
Company, shall be the responsibility of Company. Company shall provide
Contractor with access to the Facility and to utilities, tools and equipment available at the Site for Contractor's performance of any Defect Remedy Work. If
Contractor requests Company to perform such Defect Remedy Work under this
Section 10 instead of Contractor, Company may, at its option, either agree to cause the Defect Remedy Work to be effected and, in such case, Contractor shall reimburse Company the costs Company has reasonably incurred as a result; or
Company may insist that Contractor perform or cause the performance of such
Defect Remedy Work.

      10.3.4  The warranty and the liabilities and obligations of Contractor under this Contract shall not extend to replacement of normal consumables or apply to any failure to comply with the warranty that has been caused by (i) any erosion or derosion or normal wear and tear in operation of the subject Work;
(ii) any failure of Company which is an Uncontrollable Company Default or any failure of a third party, other than Company's operator, Contractor or
Subcontractor, to properly store, install, operate and/or maintain the subject
Work in accordance with good industry practices and the Operation and
Maintenance Manual; (iii) any modifications made to the subject Work by any person other than personnel of Contractor or Subcontractor without Contractor's express written consent prior to such modifications; (iv) any neglect, abuse, malicious mischief, vandalism or event of Force Majeure (other than a warranty failure) affecting the subject Work;; or (v) operation of the Facility, other than by personnel of Contractor or Subcontractor, without Contractor's prior express written consent, outside the Facility's defined operation range.

      10.4    IMPLEMENTATION OF WARRANTY

      The warranty claims and related Work shall be implemented in accordance with the Warranty Claim Procedures in Exhibit E.

      10.5    DISCLAIMER AND RELEASE

      THE WARRANTIES, CONDITIONS, OBLIGATION AND LIABILITIES OF CONTRACTOR AND
RIGHTS AND REMEDIES OF COMPANY SET FORTH IN THIS CONTRACT ARE EXCLUSIVE AND IN
SUBSTITUTION FOR, AND COMPANY HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER
PRESENT AND FUTURE WARRANTIES, CONDITIONS, OBLIGATIONS, REPRESENTATIONS AND
LIABILITIES OF CONTRACTOR, TOGETHER WITH ALL OTHER RIGHTS, CLAIMS AND REMEDIES
OF COMPANY AGAINST CONTRACTOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE,
INCLUDING, BUT NOT LIMITED TO, (A) ANY IMPLIED WARRANTY OR CONDITION OF
MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; (B) ANY IMPLIED WARRANTY
OR CONDITION ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF
TRADE; (C) ANY OBLIGATION,

                                     PAGE 25

LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE
NEGLIGENCE OF CONTRACTOR OR ITS SUBCONTRACTORS, ACTUAL, PASSIVE OR IMPUTED; OR
(D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO
THE FACILITY, WORK OR ANY PORTION THEREOF OR FOR ANY INCIDENTAL OR CONSEQUENTIAL
DAMAGES.

SECTION 11 - REMEDIES

      11.1    LIQUIDATED DAMAGES FOR DELAY IN FINAL ACCEPTANCE

      11.1.1  If the Final Acceptance Date does not occur by the Guaranteed
Completion Date (as the same may be extended in accordance with the terms of this Contract), Contractor shall pay to Company as liquidated damages, for each
Day which shall elapse between the Guaranteed Completion Date and the Final
Acceptance Date, a sum equal to two-tenth percent (0.2%) of the Contract Price per week (and/or the pro-rata part of two-tenth percent (0.2%) of the Contract
Price per each period of time which is less than a week, as the case may be);
provided, however, that if the Facility does not achieve Final Acceptance by the
Guaranteed Completion Date, but the Facility nevertheless is generating electricity, then the liquidated damages payable by Contractor under this
Section 11.1.1 shall be reduced (but not to less than zero) by the amount of the revenue to which Company is entitled during the period starting on the date
Company is entitled to receive such revenue until the date Final Acceptance occurs.

      11.1.2  If at any time after the Guaranteed Completion Date, Contractor is delayed in carrying out the Work as a result of any event identified in
Section 8.1 or Section 20 which would have entitled Contractor to an extension of time had it occurred prior to the Guaranteed Completion Date, Contractor's obligation to pay liquidated damages under Section 11.1.1 shall be suspended for such period as represents the extension of time to which Contractor would have been entitled had Section 8.1 applied.

      11.1.3  Notwithstanding anything to the contrary herein, liquidated damages as provided in this Section 11.1 shall be not payable if failure to achieve Final Acceptance by the Guaranteed Completion Date is due to Force
Majeure or Uncontrollable Company Default.

      11.2    LIQUIDATED DAMAGES FOR FAILURE TO MEET PERFORMANCE GUARANTEE

      11.2.1  In the event that, upon completion of the Performance Test, the
Performance Test result is less than the Performance Guarantee, Contractor shall have the option for the period specified in Section 6.6.2 to undertake any necessary actions to increase the output of the Facility to satisfy the
Performance Guarantee at its own cost. If, upon the expiration of such period, the results of the last Performance Test are below such Performance Guarantee, then Contractor shall, within thirty (30) Days, pay to Company one payment, as liquidated damages, of an amount equal to one and one-tenths percent (1.1%) of the Contract Price for each percentage point (1%) that the final Performance
Test results (as defined in Exhibit D) are below the Performance Guarantee.

      11.2.2  Notwithstanding anything to the contrary herein, liquidated damages as provided in this Section 11.2 shall not be payable if failure to achieve the Performance Guarantee is due to Force Majeure or Uncontrollable
Company Default.

      11.3    EXCLUSIVITY

      The liquidated damages payable under this Contract shall, without duplication, be the sole and exclusive remedy and measure of damages with respect to any delay in completion of the Facility or any failure to meet the
Performance Guarantee. Once payment of such liquidated damages and other amounts has been made, or the limits set forth in Section 11.4 below have been met, and
Contractor has

                                     PAGE 26

performed all other Work required hereunder with respect to the Facility,
Contractor shall be relieved of any further Liability with respect to such failure.

      11.4    GENERAL LIMITATION OF LIABILITY

      11.4.1  Notwithstanding any other provision to this Contract,
Contractor's maximum aggregate Liability under this Contract (including, without limitation, for liquidated damages) from any and all causes shall in no case exceed the lower of one hundred percent (100%) of the Contract Price (as the same may be adjusted in accordance with this Contract) or one hundred percent
(100%) of the amount of the actual payments for the Work received by Contractor hereunder.

      11.4.2  Except to the extent of the liquidated damages provided for in this Section 11, in no event shall either Party be liable to the other for any indirect, special, incidental, consequential or exemplary damages (which includes loss of profit, revenues or savings), or for costs of procurement of substitute goods whether arising in contract, equity, tort, or other basis for
Liability, even if it has been advised of the possibility of such damages.

      11.4.3  The foregoing limitations on Liability in this Section 11.4 shall:

              (a)    not limit Company's right to receive proceeds of
Contractor's insurance required to be maintained pursuant to Section 13 of this
Contract;

              (b)    not apply to limit, nor shall they include, the costs of
Contractor's or Company's indemnification obligations under Section 15; or

              (c)    exclude any Liability of Contractor or Company stemming
from the fraud or willful misconduct of Contractor, any Subcontractor, or their respective employees or Company or its employees, respectively.

      11.5    OTHER PROVISIONS

      The Parties acknowledge and agree that because of the unique nature of the
Facility and the unavailability of substitute facilities, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Company as a result of Contractor's failure to complete the Work so that the Facility is completed by the Guaranteed Completion Date or so that the Facility meets the Performance Guarantee. It is understood and agreed by the
Parties that Company shall be damaged by the failure of Contractor to meet such obligations and that (i) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom; (ii) any delay liquidated damages or performance liquidated damages that are payable under Sections 11.1 and 11.2 of this Contract are in the nature of liquidated damages, and not a penalty, and are fair and reasonable; and (iii) such payments represent a reasonable estimate of fair compensation to Company for the losses that may reasonably be anticipated from such failure. The Parties hereby acknowledge that this Section
11 represents a reasonable allocation of risk.

SECTION 12 - TITLE; CARE OF THE WORK

      12.1    PASSAGE OF TITLE

      Subject to the provisions of Sections 9.1.1 and 9.4, legal title to and ownership of all Work and Materials provided hereunder shall pass to and vest in
Company when delivered to the Site and upon payment of the respective milestone payment pursuant to the Milestone Payment Schedule.

                                     PAGE 27

      12.2    RISK OF LOSS

      Contractor shall be responsible to assure safe delivery of all Materials to the Site. Except to the extent caused by the gross negligence or willful misconduct of Company, and provided that any actual proceeds of insurance payable with respect to loss, damage or destruction shall be paid to Contractor.
Contractor shall bear the risk of physical loss or destruction of or damage to the Materials and the Work, whether or not incorporated in the Facility at the
Site or located on or off the Site, until such time as care, custody and control of such equipment or Work is turned over to Company as provided in this
Contract. Notwithstanding the passage of title as provided in Section 12.1,
Contractor assumes the risk of loss with respect to, and shall be obligated to replace, repair or reconstruct, any portion or all of the Materials or the Work that is lost, damaged or destroyed prior to turning over care, custody and control of such Material or Work to Company as provided in Section 12.3 of this
Contract, irrespective of how such loss, damage or destruction shall have occurred. In the event of a termination of this Contract in accordance with the provisions hereof prior to such turnover, the risk of loss with respect to such
Materials and Work shall pass to Company upon the effective date of termination, whether by Company or by Contractor.

      12.3    CARE, CUSTODY AND CONTROL

      Upon Final Acceptance, Contractor will turn over to Company the care, custody and control of the Facility. It is further acknowledged and agreed that
Company shall provide Contractor, at all times, free and clear access to the
Facility in order to allow Contractor to perform its obligations under the
Contract (including, without limitation, completion and/or repetition of testing, Punchlist Items and warranties); provided that Contractor's performance of Work after Final Acceptance does not unreasonably interfere with the commercial operation of the Facility.

SECTION 13 - INSURANCE

      13.1    CONSTRUCTION INSURANCE

      Company and/or Contractor shall:

              (a)    obtain and maintain in full force and effect, at its own
cost, the following policies of insurance:

                     (i)    Builders All Risk insurance in an amount equal
to cover the replacement cost of the Facility, including transit coverage for purchased plant and equipment anywhere in and transit within and between the continental United States of America and Canada; such coverage will also include delay in completion in an amount of not less than 4 months fixed cost and debt service;

                     (ii)   Public Liability insurance with bodily injury
and property damage combined single limits of at least US$1,000,000 per occurrence and US$2,000,000 in the aggregate. Such insurance shall cover liability for bodily injury to third parties or damage to property to third parties arising in connection with the performance of the Work; and

                     (iii)  Excess Liability insurance with a single limit
of at least US$10,000,000 per occurrence in excess of the limits of the insurance provided in paragraph (ii) above; and

              (b)    procure and maintain such further coverages as Company or
Contractor is required to have by any applicable Law.

                                     PAGE 28

      In the event this insurance or any portion of it becomes commercially unavailable, Company and Contractor shall cooperate to obtain such replacement insurance as may be available and this Contract shall be modified accordingly.

      13.2    POLICIES

      Construction insurance shall:

              (a)    name Company, Collateral Agent and its/their respective
directors, officers, representatives, employees and agents as additional insureds, and name Collateral Agent as loss payee for damages in excess of
$2,500,000;

              (b)    include the following cross-liability clause or its
equivalent:

              "Where more than one party comprises the "Insured," each of the parties shall, for the purpose of such insurance, be considered as a separate and distinct unit/entity, and the words "the Insured" shall be considered as applying to each party in the same manner as if a separate policy has been issued to each of the said parties. The insurer will provide indemnity to each in the same manner and to the same extent as if a separate policy has been issued to each, provided that the total amount payable in respect of compensation shall not exceed the limits of indemnity";

              (c)    provide that such construction insurance may not be
cancelled, non-renewed or materially changed by the insurer without giving thirty (30) Days' prior written notice to Company and Collateral Agent;

              (d)    waive any and all rights of subrogation against Collateral
Agent, Company, and Contractor and their respective directors, officers, representatives, agents and employees, and waive any other right of the insurers to any offset or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any Liability of Collateral Agent, Company or
Contractor or their respective directors, officers, representatives, agents and employees; and

              (e)    provide that any other insurance maintained by Collateral
Agent and its respective directors, officers, representatives, agents and employees is in excess of such Contractor's insurance and not contributory with
it.

      13.3    PAYMENT OF DEDUCTIBLES

      If any of the insurance described above shall have any deductibles, the
Party obligated to procure such insurance shall be solely responsible for payment of all such deductible amounts associated with such insurance.

      13.4    EVIDENCE OF INSURANCE

      Within thirty (30) Days of the Effective Date, each Party shall cause its insurers or agents to provide to the other Party for the other Party's review and approval certificates of insurance evidencing the policies and terms specified in this Section 13. Notwithstanding the foregoing, Contractor shall be entitled to cause its insurers or agents to provide to Company the certificates of insurance evidencing its builders all risk policy only when the relevant risk arises. Failure by a Party to obtain the insurance coverage or certificates of insurance required by this Section 13 shall not in any way relieve or limit such
Party's obligations and liabilities under this Contract, nor shall the failure of any insurance company for any reason to pay claims accruing with respect to such Party's insurance, affect, negate or release such Party from any of the provisions of this Contract, including such Party's indemnity obligations. The

                                     PAGE 29

insurance coverages to be provided by each Party pursuant to this Section 13 are not intended to, and shall not in any manner, limit or modify such Party's obligations under this Contract, except to the extent any proceeds of such insurance are applied in satisfaction of such Party's obligations. If a Party shall fail to procure or maintain its insurances, then the other Party shall have the right (but shall not be obligated) to provide and maintain such insurance at the defaulting Party's expense and to deduct the cost thereof from any amount or amounts due to the other Party or in the event there are no such amounts due and payable, the defaulting Party shall reimburse the other Party for such costs on demand.

      13.5    SUBCONTRACTORS INSURANCE

      Contractor shall require its Major Subcontractors to, prior to performing the works for Contractor which necessitate such coverage, provide proper evidence of insurance of type and limits which are reasonable and customary.

SECTION 14 - DISPUTE RESOLUTION

      14.1    SETTLEMENT BY MUTUAL AGREEMENT

      Company and Contractor desire that this Contract operate between them fairly and reasonably. If during the term of this Contract a dispute arises between Company and Contractor, or one Party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then the Parties shall cause the Company's Representative and Contractor's
Representative to promptly confer and exert their good faith efforts to reach a reasonable and equitable resolution of the issue. If Company's Representative and Contractor's Representative are unable to resolve the issue within fourteen
(14) Days (within five (5) Days if a payment dispute), the matter shall be referred within two (2) Days of the lapse of such period to the Parties'
responsible officers for resolution. Neither Party shall seek resolution by mediation or arbitration of any dispute arising in connection with this Contract until both Parties' responsible officers, who shall be identified by each Party from time to time, have had at least fourteen (14) Days (seven (7) Days if a payment dispute) to resolve the dispute following referral of the dispute to such responsible officers. If the Parties fail to settle such dispute within such period (including a failure identify their respective responsible officers and make necessary referrals within such period), the provisions of Section 14.2 shall apply unless the Parties agree that the dispute is to be resolved according to the provisions of Section 14.3. During pendency of a dispute,
Contractor shall be obligated to continue performance other than where the nature or scale of the dispute may materially adversely affect Contractor's ability to perform, or where such continued performance may materially adversely affect Contractor's position with respect to the dispute.

      14.2    MEDIATION

      If a dispute under this Contract is not resolved by the Parties pursuant to Section 14.1, upon the request of either Party the Parties shall try in good faith to settle the dispute by nonbinding mediation administered by the American
Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Unless otherwise agreed upon by the Parties, the mediation shall be held in Nevada. Each Party will bear the cost and expense of preparing and presenting its own case (including, but not limited to, its own attorneys' fees and costs of witnesses). Payment of the mediator and other costs and expenses of the mediation will be divided equally among the Parties.

      14.3    ARBITRATION

      14.3.1  If a dispute under this Contract is not resolved by the Parties pursuant to Section 14.2 within thirty (30) Days from the date on which either
Party first requested mediation or if the Parties agree that the dispute is to be resolved through arbitration, then such dispute shall be finally settled by

                                     PAGE 30

arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Unless otherwise agreed upon by the
Parties, the arbitration shall be held in Nevada.

      14.3.2  Notice of the demand for arbitration shall be delivered to the other Party and the dispute shall be referred to such arbitrator, if the Parties agree upon one, within ten (10) Days of receipt of demand, and if not to three
(3) arbitrators, one appointed by each Party, within ten (10) Days of receipt of demand, each of such arbitrators to have knowledge and experience in the construction and power generation field, both in technical matters as well as in the implementation and interpretation of agreements similar to this Contract, and a third independent arbitrator appointed by the two (2) arbitrators appointed by the Parties. If a Party fails to appoint an arbitrator within the aforementioned term, then the other Party's appointee shall become the sole arbitrator. The Parties shall proceed with the arbitration expeditiously and shall conclude all proceedings thereunder in order that a decision may be rendered within sixty (60) Days or, in the case of a payment dispute, thirty
(30) Days from service of the demand for arbitration. Each Party shall bear its own expenses in connection with any arbitration, including but not limited to counsel fees, and all joint expenses shall be apportioned in the award of the arbitrator(s).

      14.4    PENDING DISPUTES

      Notwithstanding any provision of this Section 14 to the contrary, either
Party may commence litigation within thirty (30) Days prior to the date after which the commencement of litigation could be barred by any applicable statute of limitations or other law, rule, regulation, or order of similar import or in order to request injunctive or other equitable relief in connection with any bankruptcy or insolvency proceeding or otherwise necessary to prevent irreparable harm. In such event, the Parties will (except as may be prohibited by judicial order) nevertheless continue to follow the procedures set forth herein. While any disputes under this Contract are pending, including the commencement and pendency of any of the dispute resolution procedures set forth in this Section 14, the Parties shall abide by all their obligations under this
Contract without prejudice to a final determination in accordance with the foregoing provisions of this Section 14.

      14.5    AWARDS

      Each Party agrees that any final award against it in any proceedings of the nature referred to in Section 14.2 or 14.3 shall be final, conclusive, and binding upon it and may be enforced in any court of competent jurisdiction, by suit on the award or otherwise, a certified copy of which award shall be conclusive evidence thereof and of the amount of its liability, or by any other means provided by law.

SECTION 15 - INDEMNIFICATION

      15.1    CONTRACTOR'S INDEMNITY

      Contractor shall defend, indemnify and hold harmless Company, Collateral
Agent and its/their respective directors, officers, agents, employees, shareholders and Affiliates from any and all Liability or Proceedings arising out of:

              (a)    any actual or alleged injury or death of persons or damage to property arising out of the negligence, willful misconduct or default of
Contractor, its Subcontractor or their employees in the performance of the Work
(except to the extent that the same have been caused by the negligence or default of Company); or

              (b)    any actual or alleged infringement of third party
intellectual property rights (including patents, copyright or trademark infringement) by reason of the buying or use of any of design or engineering of the Facility, or the Materials or other Work supplied under this Contract
(except to the

                                     PAGE 31

extent caused by the use of the Materials or Work other than consistent with the original purpose for which it is intended or any infringement which is due to the use of the Materials in association or combination with any other plant or items not supplied by Contractor).

      15.2    COMPANY'S INDEMNITY

      Company shall defend, indemnify and hold harmless Contractor and its
Subcontractors and their respective joint venture partners, directors, officers, agents, employees, shareholders and Affiliates from any and all Liability or
Proceedings arising out of:

              (a)    any actual or alleged injury or death of persons or damage to property arising out of the negligence, willful misconduct or default of
Company (except only to the extent that the same have been caused by the negligence or default of Contractor or its Subcontractors); or

              (b)    any and all environmental related liability or cost
arising from or related to the Site, including any actual or alleged injury to persons or property related thereto or any remedial activity (except to the extent the same was caused by the negligence or default of Contractor or its
Subcontractors in connection with their performance of the Work).

      15.3    INDEMNIFICATION NOTICE AND SETTLEMENT OF CLAIMS

      A Party seeking the benefit of an indemnity under this Section 15 shall give the other Party written notice of any claim giving rise to the indemnity promptly after such Party learns of the same. The indemnifying Party may, at its own cost, conduct negotiations for the settlement of such claim and any litigation that may arise therefrom. The Party claiming the benefit of the indemnity shall not make any admission that might be prejudicial to the indemnifying Party unless the indemnifying Party fails to take over the conduct of the negotiations or litigation within a reasonable time after having been so requested. The indemnifying Party shall not settle any indemnified claim without the indemnified Party's prior written approval (not to be unreasonably withheld or delayed). The Party claiming the benefit of the indemnity shall, at the request of the other Party, provide reasonable assistance for the purpose of contesting any such claim or action, and shall be paid all reasonable costs incurred in doing so and shall have the right to have its own counsel, at its expense, participate in the defense and negotiation of the claim or action.

SECTION 16 - ASSIGNMENT

      16.1    ASSIGNMENT BY COMPANY

      (a) Company may assign or collaterally assign all of its rights, title and interest in and to or arising out of or in connection with this Contract as security for financing of the Galena Facility for benefit of Collateral Agent, and Collateral Agent may further assign such rights to the extent permitted under the Indenture; provided, however, that any such assignment shall not relieve Company of any obligation hereunder. If Company collaterally assigns its interests for benefit of Collateral Agent pursuant to the aforesaid, Contractor will enter into a Consent Agreement with the Collateral Agent containing reasonable and customary provisions.

      (b) Unless specifically permitted in subsection (a) above, Company may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract without the prior written approval of Contractor, which approval will not be arbitrarily or unreasonably withheld or delayed. Notwithstanding the foregoing, Company may assign its obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract to an Affiliate, without

                                     PAGE 32

Contractor's consent. No assignment of Company's obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract shall relieve Company of any obligation hereunder.

      16.2    ASSIGNMENT BY CONTRACTOR

      Contractor may not assign any or all of its obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract without the prior written approval of Company, which approval will not be arbitrarily or unreasonably withheld or delayed. Notwithstanding the foregoing,
Contractor may assign its obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract to an Affiliate, without
Company's consent. No assignment of Contractor's obligations, rights, title and/or interest in and to or arising out of or in connection with this Contract shall relieve Contractor of any obligation hereunder.

      16.3    SUCCESSION

      This Contract shall inure to the benefit of and be binding upon the successors and permitted assigns (as provided for by Sections 16.1 and 16.2) of the Parties.

SECTION 17 - SUBCONTRACTORS

      17.1    SUBCONTRACTS

      Contractor may enter into Subcontracts for the performance of the Work and shall be solely responsible for the satisfactory performance of the Work and the acts, defaults and omissions of any Subcontractor notwithstanding any review, approval or other action taken by Company with regard to the selection of a
Subcontractor hereunder. Contractor shall be responsible for the actions of the
Subcontractors in their performance of the Work as if such actions were those of
Contractor. The issuance of any Subcontract shall not relieve Contractor of any of its obligations under this Contract. All Subcontracts shall be consistent with and in no way contrary to or inconsistent with any of the terms or provisions of this Contract. No contractual relationship shall exist between
Company and any Subcontractor with respect to the Work to be performed hereunder, and no Subcontractor is intended to be or shall be deemed a third-party beneficiary of this Contract. Except as expressly set forth in
Section 17.2 below, nothing contained herein shall (a) create any contractual relationship between any Subcontractor and Company or (b) obligate Company to pay or arrange for the payment of any Subcontractor.

      17.2    SUBCONTRACT PROVISIONS

      Contractor shall ensure that Subcontracts made with Major Subcontractors are made in writing. Contractor shall make reasonable efforts to require that each Major Subcontract shall provide that the rights and obligations, including, but not limited to warranty obligations, of Contractor under each such
Subcontract are assignable to Company, its successors and assigns upon Company's written request accompanied by proof of source of payment to Major
Subcontractor's satisfaction, following any termination of this Contract.

                                     PAGE 33

SECTION 18 - SUSPENSION

      18.1    RIGHT OF COMPANY TO SUSPEND WORK

      Company may suspend performance of the Work by Contractor hereunder, in whole or in part, upon ten (10) Days' prior written notice of such suspension to
Contractor. Such suspension shall continue for the period specified in the suspension notice.

      18.2    INITIAL PAYMENTS TO CONTRACTOR

      Within thirty (30) Days of the issuance of an invoice therefor by
Contractor, Contractor shall be entitled to payment for Work that has been completed as of the effective date of such suspension or concerning which delivery has been suspended if such suspension has not ceased within ten (10)
Days of the effective date of such suspension.

      18.3    EXTENDED SUSPENSION

      In the event that the duration of the suspensions by Company exceed ninety
(90) Days in the aggregate, then Contractor may give notice to the Company's
Representative and Collateral Agent requesting permission to proceed. If permission is not granted by Company or Collateral Agent within twenty (20) Days of the delivery of such notice, Contractor may terminate its obligations under this Contract by so notifying Company in writing, and Contractor shall be entitled to payments as described in Section 19.2.2.

      18.4    RIGHT OF CONTRACTOR TO SUSPEND

      Contractor may suspend performance of the Work hereunder, in whole or in part, upon five (5) Days' prior written notice to Company of such suspension (i)
where Company has withheld from payment any amount invoiced by Contractor where
Company's Representative is in receipt of such invoice and the invoiced amount has become due, unless within fifteen (15) Days of the due date of such amount
Company has released such payment or such withheld payment has been set aside for payment to Contractor in a form acceptable to Contractor pending resolution of the dispute in accordance with the dispute resolution procedures set forth in
Section 14 or (ii) Collateral Agent suspends disbursements of monies to Company as the result of an event of default under the Indenture not attributable to
Contractor and Company has not provided Contractor reasonable assurance of payment from other sources. Such suspension shall continue for the period specified in the suspension notice.

      18.5    ADDITIONAL CHANGES RESULTING FROM SUSPENSIONS

      Provided that suspension is not necessary by reason of a default on the part of Contractor that has not been corrected, in the event of suspension pursuant to this Section 18, the Contract Price shall be increased by the amount equal to the additional costs reasonably incurred by Contractor as a result of the suspension (including without limitation costs for the purpose of safeguarding, storage, personnel, Subcontractors or rented equipment costs, demobilization and re-mobilization costs and increased costs or charges incurred for rescheduling) and the scheduled dates specified in this Contract, the
Schedule, and all other dates and milestones herein by which Contractor's responsibilities are measured shall be adjusted to reflect any delays resulting from such suspension (including without limitation a period equal to the suspension period, a period for demobilization and re-mobilization plus any additional period required). If Contractor shall, solely in consequence of such suspension, be required to perform any obligations under its warranty at a time which exceeds the original schedule for warranty obligations that would have been applied if there were no suspension, the additional cost of complying with the warranty obligations shall be added to the Contract Price.

                                     PAGE 34

      18.6    RESUMPTION OF WORK

      Upon receipt of notice to resume the Work in accordance with this
Contract, Contractor shall examine the Facility and the Work affected by the suspension. Contractor shall make good any deterioration or defect in or loss of such Facility or Work that may have occurred during suspension, and costs incurred in making such examinations and making good and resuming Work shall be added to the Contract Price, all of which Work shall be at Company's expense unless such suspension occurred by reason of a default on the part of Contractor that was not corrected within the time period specified in Section 19.1.

SECTION 19 - TERMINATION

      19.1    TERMINATION BY COMPANY

      19.1.1  Company may terminate the Work after the occurrence of one or more of the following events of default and if, following a written notice from
Company to cure such event of default, said event of default continues to exist for ten (10) Days in the circumstances described in (a) below, and thirty (30)
Days in the circumstances described in (b) below:

              (a)    the occurrence of an Insolvency Event involving Contractor;
or

              (b)    Contractor defaults in its performance under a material
provision of this Contract, including (i) total abandonment of the Facility and
Work; (ii) a representation or warranty provided by Contractor herein is or becomes untrue in any material respect; or (iii) due to a Contractor failure, the Facility does not achieve Commercial Operation (as such term is defined in the PPA) by the date which is 150 days prior to the date for which termination for default in achieving such milestone by the offtaker may occur under the terms of the PPA; provided, however, that where a specific remedy is provided under the Contract, enforcement of the specific remedy shall be the sole recourse and remedy for such default, and provided, further, that Company may not terminate this Contract until the date that is one hundred twenty (120) days after such breach (which shall be reduced to thirty (30) days under clause (ii)
above, and sixty (60) days under clause (iii) above) if, after notice of such default and prior to expiration of the thirty (30) Day period set forth above,
Contractor has commenced and is diligently pursuing efforts to cure such breach.

      19.1.2  In the event of termination as provided in Subsection 19.1.1,
Company shall compensate Contractor for all payment milestones achieved plus a pro rata portion of the payment milestone amounts for payment milestones partially achieved as of termination, plus a proportional payment of the unpaid
Final Acceptance milestone, but Company shall not compensate Contractor for any other costs associated with the termination of the Work. Upon termination and such payment, Contractor shall deliver to Company possession of the Work in its then condition, including Drawings and Specifications and contracts with
Subcontractors, and construction supplies dedicated solely to construction of the Facility.

      19.1.3  In the event of termination as provided in Section 19.1.1,
Company shall have the right, at its sole option, to take possession of all
Materials, assume and become liable for any reasonable written obligations and commitments that Contractor may have in good faith undertaken with third parties in connection with the Work, which obligations and commitments are by Law or by their terms assumable by Company and are not covered by the payments made to
Contractor under Section 19.1.2. If Company elects to assume any obligation of
Contractor as described in this Section 19.1.3, then as a condition precedent to
Company's compliance with any subsection of this Section 19, Contractor shall execute all papers and take all other reasonable steps requested by Company that may be required to vest in Company all rights, set-offs, benefits and titles necessary to such assumption by Company of such

                                     PAGE 35

obligations. Company agrees to indemnify and hold Contractor harmless against any Liability under any obligations assumed by Company pursuant hereto.

      19.1.4  In the event of termination as provided in Section 19.1.1, if such sums have not already been offset against monies payable to Contractor,
Contractor shall pay Company the difference between (x) reasonable amounts incurred by Company to engage a substitute contractor, including overhead, legal, engineering and other direct and necessary expenses to complete the Work minus (y) the unpaid Contract Price.

      19.2    TERMINATION BY CONTRACTOR

      19.2.1  Contractor may terminate the Work after the occurrence of one or more of the following events of default and if, following a written notice from
Contractor to Company to cure such event of default, said event of default continues to exist for ten (10) Days in the circumstances described in (a)
below, and thirty (30) Days in the circumstances described in (b) below:

              (a)    the occurrence of an Insolvency Event involving Company; or

              (b)    Company defaults in its performance under a material
provision of this Contract, and such default is an Uncontrollable Company
Default or is a default of the obligation to make any payment hereunder;
provided, however, that, for all cases except for the obligation to make or complete any payment, Contractor may not terminate this Contract until the date that is one hundred twenty (120) days after such breach if, after notice of such default and prior to expiration of the thirty (30) Day period set forth above,
Company has commenced and is diligently pursuing efforts to cure such breach.

      19.2.2  In the event of termination as provided in Section 19.2.1,
Company shall pay to Contractor that portion of the Contract Price associated with all payment milestones achieved plus a pro rata portion of the payment milestone amounts for payment milestones partially achieved up to the date of
Contractor's receipt of notice of termination plus a proportional payment of the
Final Acceptance milestone and plus any costs attributable to and incurred in terminating the Work, including cancellation charges owed to third parties and additional compensation in the amount of fifteen percent (15%) for the portion of the Contract Price paid or payable as provided above, but in no event shall the total amount exceed the Contract Price. If all such payments are not received within thirty (30) Days of termination, without derogation from other remedies available to Contractor, the license granted to Company under Section
9.4 shall automatically terminate and be of no further effect.

SECTION 20 - FORCE MAJEURE

      20.1    CONSEQUENCES OF FORCE MAJEURE

      20.1.1  Upon an occurrence of an event of Force Majeure that materially and adversely affects the performance by that Party of its obligations or the enjoyment by that Party of its rights pursuant to this Contract, provided that any such material adverse effect has not occurred due to the material failure of the Party to comply with its obligations hereunder, then:

      (a)     the non-performing Party shall use its reasonable efforts to give the other Party as soon as reasonably practicable but in any event within seventy-two (72) hours of such Party learning of the occurrence of such event or circumstance written notice describing the particulars of the occurrence or circumstance;

                                     PAGE 36

      (b)     the non-performing Party shall be excused from performance provided that such excused performance is of no greater scope and of no longer duration than is required by the event of Force Majeure;

      (c)     the non-performing Party shall use its reasonable efforts to remedy its inability to perform; and

      (d)     when the non-performing Party is able to resume performance of its obligations under this Contract, that Party shall use its reasonable efforts to promptly give the other Party written notice to that effect and shall promptly resume performance.

      20.1.2  Except for the obligations of either Party to make any required payment then due and owing under this Contract, neither Party shall be liable for any failure or delay in complying with its obligations hereunder to the extent that such failure or delay has been caused, or contributed to, by one or more events of Force Majeure or its or their effects or by any combination thereof. The periods allowed for the performance by the Parties of such obligation(s), including without limitation the Guaranteed Completion Date in the case of Contractor, shall be extended as required, but in no event less than on a Day-for-Day basis, for so long as one or more Force Majeure events continues to affect materially and adversely the performance of such Party of such obligation(s) under or pursuant to this Contract; provided that either
Party may immediately terminate this Contract and Company shall pay Contractor the amounts described in Section 19.2.2, deducting from such payment only the unrealized percentage (if any) of the Contract Price, if one or more Force
Majeure events delays a Party's performance for a period greater than nine (9)
Months.

      20.2    ADJUSTMENTS TO DATES AND COST

      In the event Contractor is delayed or the cost of the Work shall be increased by an event of Force Majeure, Contractor shall be entitled to an adjustment of the Schedule and the Contract Price shall be increased to reflect the increase in the cost of the Work and added expenses incurred by Contractor for additional interest during construction.

SECTION 21 - CONFIDENTIALITY

      21.1    BOTH PARTIES TO KEEP INFORMATION CONFIDENTIAL

      Company and Contractor shall keep confidential and shall not, without the written consent of the other Party, divulge to any third party Information of the other Party.

      21.2    USE OF INFORMATION

      Subject always to Sections 9.1.1, 9.4 and 21.3, Company shall not use any
Information of Contractor for any purpose other than the operation and maintenance of the Facility. Similarly, Contractor shall not use any Information received from Company for any purpose other than the design, procurement of the
Facility, construction or such other Work as required for the performance of the
Contract.

      21.3    EXCLUSIONS

      The obligations of any Party under Section 21.1 shall not apply to
Information of the other Party that:

                                     PAGE 37

              (a)    now or hereafter enters the public domain through no fault of the receiving Party;

              (b)    can be proved to have been in the possession of the
receiving Party at the time of disclosure and which was not previously obtained, directly or indirectly, from the other Party hereto;

              (c)    is necessary in connection with financing, including the
inclusion of a summary of this Agreement in a prospectus or bank information book;

              (d)    otherwise lawfully becomes available to the receiving
Party from a third party under no obligation of confidentiality; or

              (e)    the receiving Party is required by law or any relevant
stock exchange or other competent regulatory authority to publish or otherwise disclose but only to the extent that it is necessary to publish or disclose the same.

      21.4    COMPANY NOT TO REMOVE LOGOS

      Company shall not and shall not permit others to remove or detach from the
Work or any part thereof any of Contractor's trademarks, designs, names, logos or markings.

SECTION 22 - NOTICES

      22.1    All notices and other communications required or permitted by this Contract shall be in writing and delivered by hand (including by messenger or courier) or by airmail post or special courier or by telecopier or facsimile
(receipt confirmed), at the addresses or numbers set forth below or at such other addresses or numbers as the Party receiving notice shall subsequently designate by way of replacement by giving ten (10) Days' written notice to the other Party pursuant to this Section:

              If to Company:            ORNI 7 LLC
                                        980 Greg Street
                                        Sparks, NV 89431-6039
                                        Attention: President
                                        Fax: 702-356-9039

              with a copy for any
              notice of claim or dispute to:

                                        Perkins Coie LLP
                                        1201 Third Avenue, 40th Floor
                                        Seattle, WA 98101-3099
                                        Attention: Robert E. Giles, Esq.
                                        Fax: 206-583-8500

              If to Contractor:         Ormat Nevada Inc.
                                        980 Greg Street
                                        Sparks, NV 89431-6039
                                        Attention: President
                                        Fax: 702-356-9039

                                     PAGE 38

              with a copy for
              any notice of
              claim or dispute
              to:                       Perkins Coie LLP
                                        1201 Third Avenue, 40th Floor
                                        Seattle, WA 98101-3099
                                        Attention: Robert E. Giles, Esq.
                                        Fax: 206-583-8500

      22.2    Any notice sent by telecopier or facsimile transmission shall be confirmed within two (2) Days after dispatch by notice sent by airmail or special courier.

      22.3    Any notice or confirmation of notice sent by airmail or special courier shall be deemed (in the absence of evidence of earlier receipt) to have been delivered ten (10) Days after dispatch and in proving the fact of dispatch, it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and conveyed to the postal authorities or courier service for transmission by airmail or special courier.

      22.4    Any notice delivered by hand, facsimile, telecopier or telegram shall be deemed to have been delivered on the date of its dispatch.

      22.5    In this Section 22, notices shall include any approvals,
consents, instructions, orders, and certificates to be given under the Contract.

SECTION 23 - MISCELLANEOUS

      23.1    GOVERNING LAW

      This Contract (and any dispute, controversy, Proceeding or claim of whatever nature arising out of or in any way relating to this Contract or its formation) shall be governed by the Laws of Nevada without reference to its choice of law principles.

      23.2    SUBMISSION TO JURISDICTION

              23.2.1  Each Party hereto hereby irrevocably and unconditionally agrees that the courts of Nevada shall have exclusive jurisdiction to hear and decide any Proceeding relating to this Contract to enforce a decision rendered in a Proceeding described in Section 14, and, for these purposes, each Party irrevocably submits to the jurisdiction and venue of the courts of Nevada.

              23.2.2  Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that such Party may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such legal suit, action or Proceeding.

      23.3    NATURE OF AGREEMENT

      Contractor and its Subcontractors shall be independent contractors with respect to the Work, irrespective of whether such Subcontractors are selected or approved by Company, and neither Contractor nor its Subcontractors, nor the employees of either, shall be deemed to be the servants, employees, representatives or agents of Company. This Contract does not create any agency, partnership, joint venture or other joint relationship between Company and
Contractor. Nothing contained in this Contract shall be construed (a) to authorize either Party hereto to act as agent for the

                                     PAGE 39

other Party or to permit a Party hereto to undertake any contract or other obligation for the other Party or (b) to create any agency, partnership, joint venture or other joint relationship between the Parties.

      23.4    SEVERABILITY

      In the event that any of the provisions or portions, or applications thereof, of this Contract become invalid, illegal or unenforceable in any respect under the Law of any jurisdiction, Company and Contractor shall negotiate an equitable adjustment in the provisions of this Contract with a view toward effecting the purpose of this Contract, and the validity and enforceability of the remaining provisions or portions, or applications thereof, shall not be affected thereby.

      23.5    AMENDMENTS AND WAIVERS

      This Contract may not be changed or amended orally, and no waiver hereunder may be oral. Any change or amendment or any waiver of any term or provision of, or consent granted under, this Contract shall only be effective if given in writing and signed by the waiving or consenting Party (or both Parties in the case of a change or amendment).

      23.6    SURVIVAL

      The provisions of Sections 1.4, 2.4, 3.3, 5, 9.1.1, 9.5, 11.4, 11.5, 14,
15, 21, 22 and 23 shall survive termination or expiration of this Contract for whatever reason.

      23.7    COUNTERPARTS

      This Contract may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

      23.8    ENTIRE CONTRACT

      This Contract sets forth the full and complete understanding of the
Parties relating to the subject matter hereof as of the Effective Date and supersedes any and all negotiations, agreements, understandings and representations made or dated prior thereto with respect to such subject matter.
This Agreement has been negotiated on an arm's length basis by the Parties and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

      23.9    WAIVERS

      Subject to Section 23.5, no relaxation, forbearance, delay, indulgence or failure by either Party to enforce any of the terms, covenants, conditions or other provisions of this Contract at any time shall in any way prejudice, affect, limit, modify or waive that Party's right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. No delay or omission on the part of a Party shall operate as a waiver thereof, nor shall any waiver by either Party of any breach of this Contract operate as a waiver of any subsequent or continuing breach of the Contract.

      23.10   OFFSET

      Either party may offset against any amounts due and payable by it to the other party under this Contract by amounts due and payable to it by the other party under this Contract.

                                     PAGE 40

SECTION 24 - INDEPENDENT ENGINEER

      24.1    APPOINTMENT

      Company, Collateral Agent, and the Contractor shall agree upon the appointment of a person or entity, to carry out such duties in issuing or approving certificates and invoices, as are specified in this Contract. Company and Contractor hereby approve the appointment of Stone & Webster as the
Independent Engineer. Company shall be responsible for reimbursement of
Independent Engineer's fees and expenses.

      24.2    INDEPENDENT ENGINEER'S APPROVALS AND DECISIONS

      The parties shall proceed with their payment obligations in accordance with approvals and decisions given by the Independent Engineer in accordance with this Contract to the extent such approvals and decisions are required under the terms of this Contract. Contractor may require the Independent Engineer to confirm in writing any approval or decision not made in writing, in which case such approval or decision shall not be effective until written confirmation is received by Contractor.

      24.3    DISPUTING INDEPENDENT ENGINEER'S APPROVAL AND DECISIONS

      If Contractor disputes or questions any Independent Engineer approval or decision, Contractor shall provide notice to the Independent Engineer within 14
(fourteen) Days after its receipt, giving Contractor's reasons for so doing.
Within 14 (fourteen) Days of receipt of Contractor's notice, Independent
Engineer shall provide notice to Contractor and Company, with reasons, of its confirmation, reversal or variance of Independent Engineer's original approval or decision. Such 21 (twenty-one) Day period shall run concurrently with the periods for resolving issues by mutual agreement described in Section 14.1.

      24.4    INDEPENDENT ENGINEER TO ACT FAIRLY

      Wherever the Independent Engineer is required to exercise his/her discretion by giving a decision, opinion or consent, by expressing satisfaction or approval, by determining value or otherwise by taking action which may affect the rights or obligations of either of the parties, Independent Engineer shall exercise such discretion fairly within the terms of this Contract.

      24.5    REPLACEMENT OF INDEPENDENT ENGINEER

      Company shall not replace the Independent Engineer without the Collateral
Agent's prior consent and after giving due consideration to Contractor's opinion regarding the proposed replacement.

      IN WITNESS WHEREOF, the Parties have caused this Contract to be executed on the date first above written.

                                    PAGE 41

COMPANY:                                CONTRACTOR:

ORNI 7 LLC                              Ormat Nevada Inc.

By:    /s/ Ran Raviv                    By:    /s/ Connie Stechman
       ----------------------------            ----------------------------

Name:  Ran Raviv                        Name:  Connie Stechman
       ----------------------------            ----------------------------

Title: Authorized Representative        Title: Assistant Secretary
       ----------------------------            ----------------------------

                                     PAGE 42

                                    EXHIBIT A

                                  SCOPE OF WORK

                    ENGINEERING, PROCUREMENT AND CONSTRUCTION

1.    BASIC INFORMATION AND DATA

      1.1     Scope of Work

              Contractor will undertake the design, engineering, procurement, and delivery to the Site, construction, fabrication,
              commissioning, start-up and testing of the power plant at the
              Site.

              The geothermal fluid for the power plant will be supplied by
              Company at locations specified in section 1.4.1. Spent fluids will be provided to the locations specified in section 1.4.2 and will be disposed of by Company to the reinjection wells.

              The design and equipment configuration detailed in this Exhibit A and the drawings and specifications of Exhibit C are preliminary and not complete; therefore, the details of the Work, including flow diagrams, drawings, specifications, data sheets and other technical documentation, are subject to further revision by
              Contractor in its development of the detailed design. Any such revisions or changes in this preliminary conceptual design shall not give rise to a Company Default or Change in the Work or to a change in the Net Deliverable Energy or any other performance, unless the result of a change in a parameter described in sections
              1.4 or 1.5 below.

              Terms not specifically defined herein have the meaning described in the general terms of the Engineering, Procurement and
              Construction Contract to which this Exhibit is attached (the
              "Contract").

      1.2     Site Description and conditions

              The site of the Steamboat Project is located at Steamboat Springs,
              Washoe County, Nevada and includes the present location of the
              Steamboat Project (Steamboat 1, 1A, 2 and 3 Plants (respectively,
              "SB1", "SB1A", "SB2", and "SB3")), the geothermal field of SB1,
              SB1A, SB2 and SB3, and all other relevant facilities in the area
              (such as Company offices, etc). The Steamboat Project site is being expanded by Company's acquisition of additional lands and real property rights, to include lands on which the Galena
              Facility is to be situated, located approximately 1500 feet South
              West of SB 2 & SB 3.

              The power plant yard will have the approximate dimensions of
              450,000 square feet. An adequate area for soil disposal and for temporary use shall be provided by Company during the construction period.

      1.3     The basic Site data is as follows:

              Contractor will undertake to design the Facility so as to be capable of operating within the range of the basic Site conditions detailed below:

              Ambient Air Temperature       Minimum -20 F
                                            Maximum 105 F
              Altitude                      4,400 ft
              Wind                          80 miles/Hr
              Annual Rainfall               10"
              Seismic Requirements          UBC Zone 4

      1.4     Interface Data Summary

                  PARAMETER                               Value
      ---------------------------------   --------------------------------------
      1.4.1  Geothermal Fluid Supply
      (also termed "Brine")

      Chemistry                             TBD
      Location                              a)  At Well H-4 Wellhead flange
                                            b)  At Well 2-2 Wellhead flange
                                            c)  At a point mutually agreed by
                                                Contractor and Company on SB 1
                                                & SB1A existing supply header
                                            d)  At a point mutually agreed by
                                                Contractor and Company on SB 2
                                                & SB 3 existing supply header

      1.4.2.  Brine Injection               a)  At a point mutually agreed by
      Location                                  Contractor and Company on SB 1
                                                & SB 1A existing injection
                                                header
                                            b)  At a point chosen by Contractor
                                                on SB 2 & SB 3 existing
                                                injection header

      1.4.3.  NCG Discharge                 not applicable

      1.4.4.  Water Supply                  At either one of the SB1, SB1A, SB2
                                            and/or SB3 Plants and/or at Site
                                            offices

      1.4.5.  Electrical                    a)  At the 120 kV SPPC switchyard
                                            b)  At the 4.16 kV SB2 & SB3
                                                geothermal field electrical
                                                supply.
                                            c)  At the 0.48 kV SB 1 and SB 1A
                                                down hole pumps MCC

      1.4.6.  Access and Roads              At the Facility boundaries.

                                    PAGE A-2

      1.5     Design Conditions (Design Points at interface points)

             Description                            Design Point--         Design Range
-------------------------------------   --------    --------------    ----------------------

Ambient temperature                     Degree F          55                  0 - 100
Brine inlet pressure                      psig           200                120 - 250
Brine outlet pressure                     psig           175                 70 - 220
Brine flow stream 1                      Lbs/Hr       4,846,000              80 - 110%
Brine flow stream 2                      Lbs/Hr        500,000               80 - 110%

  o   Stream 1 comes from
      existing wells of SB1                                             * The Facility can
      & SB 1A and portion of SB2                                       operate at lower flow
      & SB3 geothermal brine                                            due to its modular
      supply                                                              configuration
  o   Stream 2 comes from
      existing (currently
      unused) Well 2-2

Brine inlet temperature stream 1        Degree F        306.7               300 - 312
Brine inlet temperature stream 2        Degree F         280                270 - 284

Brine outlet temperature                Degree F         181                160 - 200

Net Output (*) @ 55 deg F                  kW           22,700
(*) The net output is the sum of
the power delivered at the
high side of the main step-up
transformer and the low side of
the geothermal feed step-down
(13.8/4.16KV; 13.8/0.48 kV)
transformers

Voltage at Plant                           kV            13.8                 +/- 5%

Voltage at interface with SPPC             kV            120                  +/- 5%

Frequency                                  Hz             60               58.5 to 61.5

Power Factor                                             0.85         0.85 Lag to 0.95 Lead

      1.6     Design Life

              The design life of the Facility will be 25 years.

                                    PAGE A-3

      1.7     Availability

              The Facility will be designed and constructed so that, with proper operation and maintenance and an adequate supply of spare parts at the Site, it will be capable of producing electricity 96% of the time on an annual basis.

      1.8     Design Standards

              The design and construction of the Facility will be in accordance with the following list of standards:

              Pipe-work                               ANSI B31.1 & B31.3;

              Pressure vessels & heat exchangers      ASME VIII and TEMA

              Design loads for buildings              UBC; ASCE

              Steel structures                        AISC; AISI; AWS

              Concrete construction                   ACI

              Fire protection                         NFPA

              Electrical                              NEMA; NEC

2.    DESCRIPTION OF CONTRACTOR'S SCOPE OF WORK

      2.1     INTRODUCTION

              The Work to be performed by Contractor includes that described in
              Section 2 of the Contract.

              The work is defined in three major areas:

                     a.  Build a new 22 MW net plant at a new location and
                         connect it to the nearby 120 kV SPPC switchyard.

                     b.  Modify (enhance) the existing gathering system so as to provide to the new Facility 12,000gpm of geothermal
                         brine (from SB 1 & SB1A, from Well H-4, from Well 2-2
                         and the balance from the SB 2 & SB3 field gathering
                         piping). Spent Brine will be injected back to SB 1 &
                         SB1A injection wells and to SB2 & SB3 injection system.
                         (Actual connection points for both production and
                         injection lines shall be at any point

                                    PAGE A-4

                         as  Contractor may choose at its discretion).

                     c.  Install new 13.8/4.16 kV auxiliary step down
                         transformer and hook power to the SB 2&3 production
                         down hole pumps.

                     d.  Install new 13.8/0.48 kV auxiliary step down
                         transformer and hook power to the SB 1&1A production
                         down hole pumps.

                                    PAGE A-5

      2.2     ENGINEERING

              2.2.1  Conceptual Design

                     Contractor shall perform the following activities or
                     prepare the following items:

                     o   Conduct study and review the current geothermal field
                         performance including the field gathering and
                         distribution system.

                     o   Piping and instrumentation diagrams (P&ID) with
                         sufficient connections for testing and recording.

                     o   Control logic.

                     o   Facility Electrical Single Line Diagrams (SLD).

                     o   General Facility layout.

                     o   Building general layout.

                     o   Specifications and data sheet for major items of
                         equipment.

                     o   Conduct study and conceptual design of the new
                         substation and the interconnection to SPPC switchyard.

                     o   Identify systems of SB1 & SB1-A that can be utilized
                         for the new Facility.

              2.2.2  Detailed Engineering

                     o   Conduct surveys, geotechnical studies and other
                         analysis and preparation of drawings, specifications
                         and instructions for the earthwork and civil
                         foundations.

                     o   Prepare detail design documents, including drawings and
                         specifications for the structural foundations of the
                         OECs, pipe supports and other equipment at the
                         Facility.

                     o   Prepare detailed design documents, including drawings,
                         calculations and specifications for the piping and
                         mechanical

                                    PAGE A-6

                     portion of the Facility.

                     o   Perform detailed design of the modification and
                         enhancement of the existing field gathering system.

                     NOTE: It is assumed and agreed that Contractor is free to
                     use, modify and change any existing field gathering piping
                     Contractor shall conduct the changes, in a manner to
                     minimize interference with ongoing operation, to the extend practical.

                     o   Prepare detailed design documents, including drawings
                         and specifications for the electrical work within the
                         Facility boundaries.

                     o   Perform detailed design of the electrical 13.8/120 kV
                         substations, the 120 kV line to be connected to the
                         nearby SPPC switchyard (about 2000 feet distance).

                     o   Design the enhancement of the existing 4.16 kV field
                         distribution system (electrical lines to the SB 2&3
                         down hole pumps).

                     NOTE: It is assumed and agreed that Contractor may utilize any existing breakers, cables, MCC and other electrical
                     gear and materials as exist and installed in the geothermal field of SB 1& SB1A and SB2 & SB3 so long as such
                     utilization has been confirmed by Company and the
                     Independent Engineer, which shall not be unreasonably
                     withheld. Contractor shall conduct its activities in a
                     manner to minimize interference with ongoing operations, to the extent practicable.

                     o   Prepare bill of materials for pipes; fittings, and
                         electrical cables.

              2.2.3  Manuals

                     o   Prepare 3 sets of Operation and Maintenance Manuals.
                         Prepare 3 sets of Job Books, which include drawings
                         ("As Built"), specifications, and vendor's manuals.

Prepare recommended spare parts list (including prices) prior to the Final
Acceptance Date, and procure at Company's request and cost, the spare parts agreed to by the Company. Actual delivery time of the spare parts is subject to
Company's approval and release of order, and shall not, in any way, be a condition to Contractor successful achievement of any Project

                                    PAGE A-7

milestones including Final Acceptance.

      2.3     SUPPLY

              The Facility will contain 2 OECs (otherwise termed as "ITLUs")
              units, as well as the balance of Plant equipment and materials detailed herein.

              The scope of supply includes the following:

              2.3.1  OEC units

                     Two (2) complete OEC units, each OEC unit consists of the
                     following main components:

                     o   Vaporizers

                         The vaporizer is a horizontal, shell and tube heat
                         exchanger, manufactured of carbon steel with a tube
                         bundle, sheet metal shell and fixed tube sheets.
                         Heating fluid flows through the tube side and motive
                         fluid through the shell side. A bellow type expansion
                         joint is provided to compensate for any differential
                         thermal expansion of the tubes and shell.

                         Separator is installed on the top of the vaporizer. The
                         separator is designed to retain the droplets of liquid
                         carried over the vapor, thus preventing impinging of
                         droplets on turbine blades.

                     o   Preheaters

                         The preheater is a horizontal, shell and tube heat
                         exchanger manufactured from carbon steel with a tube
                         bundle, metal shell and fixed tube sheets. Heating
                         fluid flows through the tube side and motive fluid
                         through the shell side. A bellow type expansion joint
                         is provided to compensate for any differential thermal
                         expansion of the tubes and shell.

                     o   Recuperator

                         The recuperator is a horizontal, shell and tube heat
                         exchanger manufactured from carbon steel with a tube
                         bundle, metal shell and fixed tube sheets. Liquid
                         motive fluid flows through the tube side and vapor
                         motive fluid through the shell side.

                     o   Air Cooled condensers

                                    PAGE A-8

                         The condenser is an induced draft, air-cooled heat
                         exchanger. The tubes are arranged in a one-pass
                         configuration where motive fluid vapor is fed from the
                         inlet box to the tubes. The motive fluid is cooled and
                         condensed inside the tubes by forced air flowing
                         outside of the finned tubes in a cross-flow pattern.
                         The condensed motive fluid accumulates in the hot well
                         collector from where it flows by gravity to the motive
                         fluid filters and pumps. The condenser tubes are made
                         of carbon steel tubes with aluminum fins.

                     o   Power skid consists of 2 turbines, one synchronous
                         generator and one oil system

                         Each OEC power skid consists of a dual shaft extension
                         generator, two turbines and associated oil system.

                         (A) SYNCHRONOUS GENERATOR

                         The generator is a synchronous type, air-cooled, three
                         phase machine, brushless and weather protected. It is
                         built to NEMA II specifications and rated at kW, 0.85
                         PF, 13.8 kV and 60 Hz. It is cooled by a once-through
                         air-cooling system with an inlet filter. The generator
                         and the two turbines are directly coupled.

                         (B) TURBINE

                         Each of the two OEC turbines consists of a single
                         casing, multi-stage axial unit. The turbine is directly
                         coupled to the end of the generator shaft. No
                         speed-reducing gearbox is required because the
                         properties of the organic fluids produce favorable
                         aerodynamic matching at relatively low blade and
                         rotational speeds. A double, mechanical shaft seal is
                         used to prevent leakage of the working fluid into the
                         atmosphere or lube oil.

                         (C) TURBINE AND GENERATOR OIL SYSTEM. The oil system
                         has two functions:

                     o   To supply oil to each turbine bearing for lubrication,
                         sealing and cooling, and

                     o   To supply oil to the generator bearings for
                         lubrication.

                         The oil system is designed to supply each oil consumer
                         with the proper pressure and flow, and the proper type
                         of oil. Each system is equipped with an oil pump as
                         well as oil filters, oil coolers (forced air-cooled
                         type), solenoid operated control valves and relief
                         valves. The system is

                                    PAGE A-9

                         equipped with air operated emergency pumps and air
                         accumulator to supply the lube oil in the event of an
                         electric power failure.

                     o   Motive feed pump system including motive fluid pumps
                         and piping.

                         The feed pump is a motor-driven multi stage vertical
                         turbine centrifugal pump, which transfers the
                         condensate motive fluid from the condenser liquid
                         collector into the heat exchangers. A mechanical seal
                         separates the high-pressure motive fluid from the
                         atmosphere.

                         The pump discharge is connected to the recuperator
                         or preheater inlet through level control valve and
                         swing check valve.

                         A manual valve is installed at the suction strainer
                         inlet to allow maintenance of the strainer and the
                         pump.

                     o   Organic Motive Fluid Piping system

                         The organic motive fluid piping system consists of
                         piping assemblies, in which the condensed motive fluid
                         flow from the feed pumps through the recuperator and
                         preheater to the vaporizer, vapor motive fluid flow
                         from the vaporizer to the turbine and from the turbine
                         to the air cooled condenser and in which the condensed
                         motive fluid return from the condenser hot well to the
                         feed pumps. A motive fluid strainer is installed
                         between the hot well collector and the pump inlet.
                         Expansion joints are installed in the turbine inlet and
                         outlet pipe assemblies to reduce the force and moments
                         on the turbine nozzles. Automatic and manual control
                         valves are supplied as part of the piping system.

                     o   Purge system

                         The purge system is installed on the upper side of the
                         condenser outlet boxes. The system is designed to
                         continuously purge the OEC condenser of non-condensable
                         gases, predominantly air, that enter the OEC, mostly
                         during start-up and when the unit is not operating, and
                         to recover the working fluid.

                     o   Power and control system

                                    PAGE A-10

                         (OEC power and control cabinets may be installed in
                         either pre-fabricated power shelters (one per each
                         unit) or inside one main building in the power plant).

                         The OEC power system contains of: (i) the generator
                         high voltage breaker, PTs and CTs; (ii) Protection
                         relays board and (iii) 480 Volt auxiliaries supply
                         board (MCC).

                         The control system is based on a programmable logic
                         controller (PLC). The OEC control incorporates a
                         turbine control backup relay (TCBU), which disconnect
                         the OEC from the bus and shut it down safely in event
                         of a PLC malfunction. The PLC and I/O units with its
                         accessories, is housed in a control board and fields
                         junction boxes.

                         The OEC control and protection system contains the
                         following items:

                         (a)  PLC: central processing unit with analog and
                         digital input and output modules, and communication
                         control units.

                         (b)  PROTECTION RELAYS to provide generator protection
                         against under/over voltage, reverse power, loss of
                         excitation, generator differential, phase over current,
                         ground fault, phase balance, over speed, etc.

                         (c)  SYNCHRONIZER, check synchronizer, voltage
                         regulator and VAR controller, and

                         (d)  OPERATION MODE SELECTOR switch and reset push
                         buttons for local operation. Same switch and push
                         buttons are duplicated by soft switch at the HMI
                         computer screen for remote operation of the OEC from a
                         local control room.

                         The control system automatically accelerates the
                         generator to synchronous speed and then synchronizes
                         the generator to the bus. After being linked with the
                         bus, the control system monitors and controls the
                         operation of the OEC. Pressures, temperatures,
                         voltages, speed, kilowatts, kilovars, currents, etc.,
                         are checked and monitored and compared with preset
                         values in memory, to detect warning or failure
                         conditions.

                         In the event of a failure within the system, the unit
                         is

                                    PAGE A-11

                         disconnected from the bus and shut down in a
                         pre-programmed sequence. After a failure condition is
                         rectified, the generating unit can be automatically
                         started after a manual reset signal.

                     o   Electro-Pneumatic Control System

                         The electro-pneumatic control system operates the
                         control valve actuators and provides air pressure to
                         pneumatic components, either directly or through
                         solenoid-operated valves installed on the pneumatic
                         control panel. The pneumatic control panel is supplied
                         by air at a nominal pressure of 90 psi, the pressure
                         required to operate the pneumatic equipment. Pressure
                         regulation and filtration is also provided.

                         Electronic control signals for the system are provided
                         from the central unit control in the form of digital
                         (ON, OFF) or analog (4 to 20 mA). The analog signals
                         are converted by current to pressure (I/P) transducers
                         to a proportional pneumatic output signal.

                     o   Human-Machine Interface (HMI)

                         The system includes a personal computer with dedicated
                         software to enable the operator to operate the power
                         plant and monitor its functions.

                     o   Interface With Local / Remote Station Controls

                         The control system provides access to all the analog
                         and digital signals connected to the PLC through a
                         communication link. Using the communication link,
                         Company can monitor parameters inside the PLC, send the
                         OEC Stop Command from another PC with the proper
                         software. The data inside the PLC is organized in
                         blocks of accessible registers. Detailed requirements
                         for the data transfer of information are determined
                         during detailed design. This includes both
                         communication and hard-wired interface data.

                     o   Instrumentation

                         All parameters that are measured to insure proper
                         control and operation of the OEC, such as pressure,
                         temperature,

                                    PAGE A-12

                         voltage, current, power, etc., are measured by the
                         appropriate instruments.

                     o   Special tools, equipment and commissioning spares
                         for OEC

                         Supply of special tools for turbine maintenance,
                         turbine-balancing kit, portable vibration instrument,
                         including balancing option, and commissioning spares.

              2.3.2  Balance of Plant items, consisting of:

              a.     Motive fluid storage tank in capacity of approximately
                     7,000 gallons and transfer pump (it is assumed and agreed
                     that Contractor will be able to utilize the existing SB
                     1&1A pentane system, including tank, pump and valves.

              b.     Compressed air system for instrumentation and control - Oil free compressed system with 100% redundancy in an
                     approximate capacity of 150scfm.

              c.     Fire water system - Water tank, fire pump, and fire loop
                     including valves, hydrants and monitors. It is assumed and agreed that the Contractor can utilize the existing system, at his discretion, located in SB-1 & SB 1A, consisting of
                     diesel driven pump; small jockey pump, water storage tank
                     and detection system, rather than acquire new equipment.

              d.     13.8/0.48kV Step down auxiliary transformers.

              e.     Main central station control system and field
                     instrumentation (in addition to the existing ones) and
                     safety devices.

              f.     Power and control cables, cable trays and accessories.

              g.     Main 13.8 kV switchgear.

              h.     Main 13.8/120 kV sub station including the main step up
                     transformer and transmission line at a length of about 2000 feet to the nearby SPPC switchyard.

              i.     4.16/13.8 kV step down transformer for feeding several SB 2
                     & SB 3 production down hole pumps. (In addition to the
                     existing electrical equipment, materials etc that already
                     exist in the SB 1 & SB 1A and SB 2 & SB 3 field gathering
                     system.)

              j.     Pipes and fittings for the Facility.

              k.     Pipes and fitting for the field gathering system (in
                     addition to the existing SB 1 & SB1A and SB 2 & SB3 pipes, fittings, valves and instrumentation that

                                    PAGE A-13

                     Contractor is free to utilize as he wishes).

              l.     Control and manual valves.

              m.     Electrical lighting and lightning systems.

      2.4     CONSTRUCTION

              Contractor shall undertake the Work as described in Section 4 herein and shall provide construction services, including all required labor, equipment, materials and consumables necessary for construction activities, as well as field technical construction administration and coordination to achieve Final Acceptance.

              2.4.1  Construction support activities

                     2.4.1.1  Working Schedule - Within 45 days after the Notice to Proceed of the Contract, Contractor shall
                              submit to Company an updated detailed schedule
                              (the "Working Schedule") setting forth forecast
                              dates for performance of the various activities
                              relating to the Work.

                              Contractor will attend periodic (but no less
                              frequently than quarterly) Facility meetings with
                              Company during the course of the Work until Final
                              Acceptance in order to review the progress of the
                              Site construction work, to address any problems
                              that may have arisen or have been identified,
                              inspect testing and for general coordination. Such
                              periodic meetings shall also include the
                              Independent Engineer as necessary for approvals of
                              invoices or where any critical issues require
                              resolution. The time and place for each meeting
                              will be subject to mutual agreement between
                              Company and Contractor.

                     2.4.1.2  Procurement and expediting - Follow up on all
                              procurement and deliveries, make local procurement
                              as required; make inspection visits at
                              manufacturer's shops and take necessary action to
                              expedite late arrivals.

                     2.4.1.3  Transportation receiving and storage services -
                              assume responsibility for transporting, receiving,
                              site inspection, unloading and storing of all
                              equipment and materials.

                     2.4.1.4  Shutdown of Existing Plants - Use best efforts to coordinate the shut down or reduction of power at
                              one or more of the existing plants with Company
                              for any electrical/control tie in and piping hook
                              up to minimize the impact

                                    PAGE A-14

                              of any such shutdown or reduction on ongoing
                              operations.

                     2.4.1.5  Field Organization

                              -  Provide a site management team and supervisory
                                 personnel in all trades (civil, electrical and
                                 mechanical) and other special technical
                                 personnel. The personnel will be responsible
                                 for field construction supervision, field
                                 engineering, field inspection, local
                                 procurement, planning and scheduling, cost
                                 control, safety and field administration.

                              -  Provide all construction equipment and tools
                                 required for construction and Site maintenance.

                              -  Provide all direct labor, supplementary labor,
                                 journeymen, foremen, supervisory and management
                                 personnel to carry out the Work.

                              -  Establish a safety program, which will include
                                 safety procedures, safety training and
                                 contingency plans.

                                    PAGE A-15

                              -  Establish and implement a quality assurance
                                 program, which will include construction
                                 survey; soil compaction tests; concrete
                                 strength tests; piping hydro tests; x-ray
                                 tests; welder's qualifications; electrical
                                 megger and other tests; equipment calibration
                                 and instrumentation set up.

              2.4.2  Construction detailed scope of work

                     2.4.2.1  Earth Work - Power Plant Site Preparation

                     o   Survey and stake out (initial bench mark to be provided
                         by Company)

                     o   Excavation and trenching, bedding compaction and back
                         fill borrowed fill for underground piping, electrical
                         conduits, and electrical cables.

                     o   Excavation, compaction and back fill for concrete
                         foundations, concrete supports for building
                         foundations, slabs or any other concrete work.

                     o   Grading, leveling, sloping, and other earth work
                         required for the power plant site drainage system.

                     o   Final grading and gravel of the power plant surface.

                     o   Install chain link fence around the Power Plant
                         boundaries, including main double gate entrance and
                         back single gate.

                     2.4.2.2  Foundations and structural.

                                    PAGE A-16

                     o   Concrete foundations and slabs, including supply and
                         installation of all embedded plates, conduits and
                         anchor bolts for all the mechanical, electrical and
                         other equipment in the power plant.

                     o   Concrete slabs and foundations including embedded
                         plates and anchor bolts for buildings and sheds, and
                         miscellaneous structures.

                     o   Furnish and install structural steel for pipe supports
                         and walkways (if required).

                     o   Pipe supports for gathering system piping.

                     2.4.2.3  Buildings and Sheds

                              o   Provide and erect a main office/control room
                                  building. The building shall be pre-engineered
                                  metal building, equipped with air conditioning
                                  units. The building will be divided into the
                                  following sections: office space, with
                                  approximate size of 170 square feet, and
                                  control room in an approximate size of 300
                                  square feet. (Foregoing is based on assuming
                                  no power shelters are provided. If power
                                  shelters are provided the size of the control
                                  roomwill be reduced to approximately 150
                                  square feet).

                                    PAGE A-17

                              o   Utility building for compressed air system and
                                  a closed storage area in approximate size of
                                  180 square feet. Contractor may combine the
                                  utility building with the control/office
                                  building.

                     2.4.2.4  Mechanical and piping work

                              Contractor shall perform the mechanical and piping
                              Work required in the Facility. Work is divided
                              into the following areas:

                              o   OEC - Erect, install, assemble heat
                                  exchangers, internal piping, and install and
                                  align turbo-Generator skids, oil system and
                                  other ancillary system.

                              o   Compressed air system - Install equipment,
                                  piping and hook up to the air consumers.

                              o   Motive fluid system - Install storage tank (if
                                  required in addition to the one exist in SB
                                  1&1A; transfer pump and piping to the OEC.

                              o   Install all geothermal piping inside the
                                  Facility.

                              o   Modify the existing geothermal field gathering
                                  piping system and add as required new piping
                                  system, including its supports.

                                    PAGE A-18

                              o   Fire water system, including underground
                                  piping loop; and all hydrants and monitors.
                                  Work includes also testing of the fire water
                                  system. (Fire pumps and water tank from SB 1 &
                                  1A can be utilized).

                              o   Initial fill up of all oils lubricants as well
                                  as the motive fluid (Pentane).

                     2.4.2.5  Electrical and control work within the Facility

                              Contractor shall install as required all
                              electrical equipment including cable trays,
                              underground conduit systems, supporting hardware
                              as follows:

                              o   Excavation and trenching, bedding compaction
                                  and back fill for underground cables and
                                  conduits.

                              o   Furnish, layout, and install cable tray
                                  systems including all supporting hardware.

                              o   Install cables and terminate all power cables
                                  to the main OEC electrical equipment; its
                                  auxiliary transformers and the main 13.8 kV
                                  switchgear.

                              o   Install 4.16/13.8 kV step-down transformer and
                                  connect to SB 2&3 geothermal field electrical
                                  supply system.

                              o   Install 0.48/13.8 kV step-down transformer and
                                  connect to SB 1&1A down hole pump.

                                    PAGE A-19

                              o   Install field instrumentation devices and
                                  connect to the main control system.

                              o   Install, terminate and test main central
                                  station control system inside control
                                  building.

                              o   Install and test fire detection system.

                              o   Perform all required set up; calibration and
                                  testing.

                     2.4.2.6  120 kV substation and transmission line

                              o   Prepare the sub station site and install
                                  foundations.

                              o   Install 13.8/120 kV transformer and erect
                                  substation including main breakers, metering
                                  panels TPP and LPP panels and the related
                                  structure.

                              o   Install 120 kV line between the sub station
                                  and the SPPC switchyard, located at
                                  approximate distance of 2,000 feet.

                              o   Set up, calibration and test the sub station
                                  and protection devices.

                                    PAGE A-20

              2.4.3  Start up, Commissioning and Testing

                              Operation and Maintenance Personnel Training

                              o   Contractor will conduct Operation and
                                  Maintenance training course for Company's
                                  personnel. The O&M course will include about 1
                                  week classroom session for the operators and
                                  maintenance staff.

                              o   Commissioning and Testing - Conduct the tests
                                  as defined in Exhibit D of the Contract.
                                  Contractor will be responsible for plant
                                  initial checks, the preparation of the tests,
                                  including instrumentation calibration, filling
                                  all required fluids. Start-up of the
                                  generating units, running the units as per the
                                  test procedures and test protocols stop and
                                  restart.

3.    DESCRIPTION OF COMPANY SCOPE OF SUPPLY

      Company shall perform the following activities necessary to allow
      Contractor perform the Work:

      3.1     Equipment

              o   SB 1 & SB1A fire equipment including pumps, water tank,
                  alarms.

              o   All existing geothermal field gathering system (production;
                  injection. wellheads and electrical distribution system.

              o   Spare parts.

              o   Warehouse and storage building.

                                    PAGE A-21

      3.2     Services and Other Responsibilities

              o   Access roads to the Site, and to and between the production and injection wells.

              o   Free access to all portions of the Steamboat Project.

              o   Provide all required existing technical documentation
                  regarding the existing plants, electrical distribution system, field gathering system and wells, available to Company and
                  Operator. These documents will include drawings,
                  specifications, data sheets etc.

              o   Allocate and provide new plant site for the Facility and the substation and provide at least one survey bench mark at the
                  Site.

              o   Allocate adequate temporary lay down and construction area adjacent to the Site, and provide office space at either
                  Company's offices in Steamboat or at either one of the SB 1&
                  SB1A and SB 2 & SB3 plant locations.

              o   Coordinate the shut down or reduction of power at one or more of the existing plants for any electrical/control tie in and piping hook up.

              o   Use best efforts to prepare, submit and obtain the following permits, licenses and rights of way (ROWs), in an expedited manner ("Company Permits"):

                  o    Permission for the T-Line from SPPC

                  o    UEPA Permit

              o   Use best efforts to execute the PPA and obtain necessary
                  approvals for its effectivity in an expedited manner.

              o   Facility water supply at the specified interface points.

              o   Telephone lines to site.

              o   Provision of the Geothermal Fluid and receipt of the
                  downstream fluid at the specified interface points) in a
                  timely manner, as requested by Contractor subject to
                  reasonable advance notice.

                                    PAGE A-22

              o   Provide access to Geothermal field; wells and gathering
                  system.

              o   Provision of an adjacent area for disposal of surplus fill and construction debris.

              o   Any environmental monitoring or environmental assessment or reporting as may be required by the Facility permits and
                  local, state and federal authorities.

              o   Reasonable assistance as required in importation and customs clearance.

              o   Be responsible for handling and/or disposal of any hazardous material, other than hazardous materials that were introduced to the Site by Contractor.

              o   Assist as requested by Contractor in coordination with the local utility regarding the grid connection.

              o   Provide operating personnel in time, as requested by
                  Contractor for training and to assist Contractor with start up, commissioning and testing under Contractor's supervision and control.

                                    PAGE A-23

                                    EXHIBIT B

                               CONTRACT PRICE AND
                           MILESTONE PAYMENT SCHEDULE

1.   CONTRACT PRICE:

     The Contract Price is                                        US$ 25,800,000

     (Twenty Five Million Eight Hundred Thousand US Dollars)

2.   MILESTONE PAYMENT SCHEDULE

                                         % OF
#    EVENT                             CONTRACT           ACCOMPANYING DOCUMENTATION*
                                         PRICE
--   -----                             --------           ---------------------------

1    Notice To Proceed (NTP)            10.0%              COPY OF NOTICE TO PROCEED

2    Upon submittal of conceptual        5.0%       SUBMITTAL OF  THE DESIGN PACKAGE AS
     design package                                       DESCRIBED IN NOTE B-2

3    90 days after NTP                  20.0%       COPY OF RELEVANT ORDERS (WITHOUT PRICE
                                                    INFORMATION) FOR THE ITEMS AS DESCRIBED
                                                                  IN NOTE B-3

4    180 days after NTP                 15.0%         SUBMITTAL OF THE DESIGN PACKAGE AND
                                                    COPIES OF THE RELEVANT ORDERS (WITHOUT
                                                    PRICE INFORMATION) AS DESCRIBED IN NOTE
                                                                      B-4

5    Commence construction on Site      10.0%      INDEPENDENT ENGINEER (IE) VERIFICATION OF
                                                         VISUAL INSPECTION AT THE SITE

6    First OEC arrival at the Site      15.0%       IE VERIFICATION OF VISUAL INSPECTION AT
                                                                   THE SITE

7    Second OEC arrival at the Site     15.0%       IE VERIFICATION OF VISUAL INSPECTION AT
                                                                   THE SITE

8    Energize substation                 5.0%       IE VERIFICATION OF VISUAL INSPECTION AT
                                                                   THE SITE

9    Final Acceptance                    5.0%            FINAL ACCEPTANCE CERTIFICATE

NOTES

A.  GENERAL

   1.  In case of partial shipments, proportional payments will apply.

   2.  Order of payment of the above Milestone Payment events is not necessarily sequential.

   3.  *In addition, an invoice is required for each Milestone Payment
       Event, and, for each of Events #1-8, an interim lien waiver in the form of Exhibit H-1 is required, and for Event #9 a final lien waiver in the form of Exhibit H-2 is required.

   4.  Under Section 5.1.3 of the Contract, certain of the payments may be delayed in whole or in part.

B.  PAYMENT MILESTONES DEFINITION AND DESCRIPTION:

   1.  Payment Event # 1 - Upon issuance of Notice to Proceed.

   2.  Payment Event # 2 - Complete conceptual design package, with status of "issued for detailed design", consisting of: PFDs; PIDs, SLDs;
       general arrangements; major equipment specification; control configuration.

   3.  Payment Event # 3 - Copy of purchase orders (without price information)
       for heat exchangers or heat exchangers materials (tubes and shell plates in case of manufacturing outside of Contractor Affiliates were issued.

   4.  Payment Event # 4 - OEC design is completed; Detailed civil; mechanical and electrical design is substantially completed; Purchase orders for the following major items are issued: main transformer, substation;
       compressed air system; bulk of piping for gathering system.

   5.  Payment Event #5 - Contractor has established offices at the site and earthwork Contractor commence with the site civil work.

   6.  Payment Event #6 - The majority of first ITLU items arrived at site.
       These consist of the vaporizers, air coolers, internal piping, generator;
       ITLU foundation work is substantially completed; mechanical Subcontractor commences working at the site.

   7.  Payment Event #7 - Same as for payment # 6 for the second OEC unit;
       commence erection of substation.

   8.  Payment Event #8 - Utility connection completed and main 13.8KV switchgear energized successfully, all plant equipment arrived at the site; ITLUs are substantially erected.

   9.  Payment Event #9 - Final Acceptance certificate issued and countersigned by Company.

                                    PAGE B-2

                                    EXHIBIT C

                  GALENA FACILITY - DRAWINGS AND SPECIFICATIONS

DRAWING NUMBER     DESCRIPTION                                              REV.
--------------     -----------                                              ----
0.002.95.661.0     OEC Process Flow Diagram                                 P0
7.063.00.001.0     Power Plant - General Arrangement                        P0
7.063.00.011.0     Plant Process Flow Diagram                               P0
7.063.00.022.0     OEC's Gathering System                                   P0
0.729.95.001.0     Galena Electrical Single Line Diagram (2 sheets)         P0
0.729.90.910.0     OEC (ITLU) General Layout                                P0

                             [GRAPHIC APPEARS HERE]

    [A graphic showing the OEC (Ormat Energy Converter) Process Flow Diagram
       (Heat & Mass Balance). The diagram includes the following tables:]

----------------------------------------------------------------------------
                              OPERATING DATA
----------------------------------------------------------------------------
       BRINESTREAM   1                                       : 4,_4_,000  M
                                                                     21_  P
                                                                   306.7  T

       BRINESTREAM   2                                         : 500,000  M
                                                                     215  P
                                                                     2_0  T

       AIR INLET TEMP.                                                55  T
----------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
    P0       PRELIMINARY                 11.DEC.2003      [Illegible]
--------------------------------------------------------------------------------------------------
  REV.       DESCRIPTION                    DATE               BY         CHECK            APPR
--------------------------------------------------------------------------------------------------
                                               REVISIONS

                                    PAGE C-2

                             [GRAPHIC APPEARS HERE]

       [A graphic showing a Process Flow Diagram of the Production Wells.
                  The diagram includes the following tables:]

------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION        UNITS          1                2                 3                   4                 5              6
------------------------------------------------------------------------------------------------------------------------------------
       FLUID                     INLET BRINE      ADDITIONAL      DISCHARGE BRINE     DISCHARGE BRINE      DISCHARGE      DISCHARGE
                                 TO VAPORIZER      BRINE TO        TO PREHEATER       FROM PREHEATER      BRINE FROM      BRINE FROM
                                   LEVEL I       VAPORIZER II         LEVEL I            LEVEL II             OEC           PLANT
------------------------------------------------------------------------------------------------------------------------------------

        FLOW            GPM            5,290              538              2,757                2,743          5,500          11,000
------------------------------------------------------------------------------------------------------------------------------------
        FLOW           lb/hr       2,423,000          250,000          1,336,500            1,336,500      2,673,000       5,346,000
------------------------------------------------------------------------------------------------------------------------------------
      PRESSURE          psia             215              215                TBD                  TBD            190             18_
------------------------------------------------------------------------------------------------------------------------------------
    TEMPERATURE       F(degree)        306.7              280                187                  175            181             181
------------------------------------------------------------------------------------------------------------------------------------
       NOTES
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
    P0       PRELIMINARY               11.DEC.2003        R.TAMAR
------------------------------------------------------------------------------------------------
  REV.       DESCRIPTION                  DATE              BY         CHECK          APPR
------------------------------------------------------------------------------------------------
                                             REVISIONS

                                    PAGE C-3

                             [GRAPHIC APPEARS HERE]

             [A graphic showing a Power Plant Process Flow Diagram.
                   The diagram includes the following table:]

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
    P1       PRELIMINARY                        [Illegible]      [Illegible]    [Illegible]
-------------------------------------------------------------------------------------------------------------
    P0       PRELIMINARY                        [Illegible]      [Illegible]    [Illegible]
-------------------------------------------------------------------------------------------------------------
  REV.       DESCRIPTION                            DATE              BY           CHECK            APPR
-------------------------------------------------------------------------------------------------------------
                                                REVISIONS

                                    PAGE C-4

                             [GRAPHIC APPEARS HERE]

           [A graphic showing a Galena Electrical Single Line Diagram.
                   The diagram includes the following table:]

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     REV.      DESCRIPTION                        DATE           BY        CHECK          APPR
--------------------------------------------------------------------------------------------------
                                                REVISIONS

                                    PAGE C-5

                             [GRAPHIC APPEARS HERE]

   [A graphic showing a diagram of Ormat Energy Converter's Gathering System.
                   The diagram includes the following table:]

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
    P0       PRELIMINARY                     11.DEC.2003      [Illegible]
------------------------------------------------------------------------------------------------------
  REV.       DESCRIPTION                        DATE              BY           CHECK          APPR
------------------------------------------------------------------------------------------------------
                                                REVISIONS

                                    PAGE C-6

                             [GRAPHIC APPEARS HERE]

           [A graphic showing a Galena Electrical Single Line Diagram.
                   The diagram includes the following table:]

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
     REV.      DESCRIPTION                   DATE           BY            CHECK          APPR
---------------------------------------------------------------------------------------------------
                                                REVISIONS

                                    PAGE C-7

                             [GRAPHIC APPEARS HERE]

      [A graphic showing a diagram of the Ormat Energy Converter Integrated
                     Two Level Unit (ITLU) General Layout.]

                                    PAGE C-8

                                    EXHIBIT D

                                      TESTS

This Exhibit sets forth the requirements for the conduct of the Facility tests in accordance with the Engineering, Procurement and Construction Contract
(the "Contract") to which this Exhibit is attached and the criteria for establishing successful completion of such tests.

1.    DEFINITIONS

      For purposes of this Exhibit D capitalized terms shall have the meanings as set forth below or, where not defined below, as defined in the
      Contract.

      Correction Curves: As defined in Section 8 hereof.

      Design Range: The design range as described in Section 6.2 hereof.

      Generating Units: The two ILTUs.

      Net Deliverable Energy: The actual net energy generated by the Facility as demonstrated in the Net Deliverable Energy Test and calculated according to formula 4 of Schedule A attached hereto.

      Mechanical Completion Tests: As defined in Section 2 of this Exhibit D.

      Net Deliverable Energy Test or Performance Test: The test to be conducted over ninety six (96) hours to demonstrate the Net Deliverable Energy (as defined in Section 3.2 of this Exhibit D).

      Design Point: The geothermal fluid and ambient temperature conditions as defined in section 1.5 of Exhibit A to the Contract and section 6.2 in this Exhibit D.

2.    MECHANICAL COMPLETION TESTS

      The following preliminary tests shall be conducted at the Site during the construction and start up process to ascertain correct execution of the erection works and tuning of the installed equipment, and to verify characteristics and performance of such equipment:

      a.    Radiographic examination of main brine line welding.

      b.    Hydrostatic tests of pressure parts constructed at the Site.

      c.    Functional test of main controls and alarms, i.e. control and protective devices, fire detection and alarm system.

      d.    Setting and testing of safety valves to be performed by manufacturer at its facility according to its procedures and applicable standards. Based on the aforementioned tests, manufacturer will provide certificates and documentation.

      e.    Balancing and vibration tests of main rotating equipment, including turbines and generators and motors larger then 100 HP. Balancing checks and certificates will be provided by turbine and generator manufacturers based on tests performed at manufacturers' facilities in accordance with their procedures and applicable standards.
            Vibration measurements will be performed after installation in the field.

      f.    Automatic operation of standby equipment.

      g.    Load tests of cranes and hoisting equipment to be performed in accordance with applicable local regulations and manufacturers'
            procedures.

      h.    Operation of fire fighting equipment.

      i.    Generator short circuit and open circuit characteristic checks.
            Checks and certificates in connection with the above will be provided by generator manufacturer based on tests and checks performed at manufacturer's facility in accordance with its procedures and applicable standards.

      j.    Generator megger tests.

      k.    Megger tests for power cables.

      l.    Setting of protective relays. Setting, calibration and testing (and certificates in connection therewith) will be provided by the relay manufacturers based on setting and testing performed at
            manufacturers' facilities in accordance with their procedures and applicable standards.

      m.    Electrical ground and/or insulation tests of equipment.

      n.    Check out of instrument loops.

3.    TESTS REQUIRED FOR FINAL ACCEPTANCE

                                    PAGE D-2

      The following tests are required for Final Acceptance in accordance with
      Section 7 of the Contract:

      3.1   Generating Unit Test

            The purpose of this test is to demonstrate that each Generating Unit can be operated safely and reliably under the following conditions:

            a.   Each Generating Unit shall run at stable condition at 100%
                 (+10% to -30%) of the unit rated power, conditional upon
                 adequate heat source supply, for four (4) hours without any failure or malfunction.

            b.   The Generating Unit shall be tripped manually with the unit remaining in a safe condition without any damage, and capable of immediate restart.

            c.   After the Generating Unit comes to a standstill and after
                 resetting the same, it shall be started again according to the normal hot start procedure as described in O&M manuals, and resume normal operation conditions.

            The test will be recorded as per the attached test record of each
            Generating Unit Test for each Generating Unit.

      3.2   Net Deliverable Energy Test (Performance Test)

            After completion of the Mechanical Completion Tests and the
            Generating Unit Tests, the Facility will be tested as close as possible to the Design Conditions, for a period of ninety six (96)
            hours at full rated load to verify the Facility's Net Deliverable
            Energy. The ambient temperature and the heat source conditions will be within the Design Range.

            During this test, the net deliverable energy of the Facility will be monitored, with manual and automatic recording of readings as specified in Section 6.4 hereof.

4.    TEST PROTOCOLS

      The procedures for conducting the tests, including calibration data, instrumentation data, test records and frequency of measurement will be detailed in individual test protocols. The individual test protocol will be drafted by Contractor and submitted for review to Company and the
      Independent Engineer at least forty five (45) days prior to the start of any individual test. All components of the test protocol, including revisions, must be approved by Company and the Independent Engineer at least fifteen (15) days prior to the commencement of the relevant test.
      The test protocols will be consistent with the terms of this Exhibit D.

                                    PAGE D-3

      The test protocols shall explicitly state the industry codes and standards that will be used, the instrumentation required, the form of the expected results, the anticipated time duration of the test and the anticipated number of Company's operating personnel required to assist Contractor in the conduct of the test.

                                    PAGE D-4

5.    REPEATING AND SUSPENSION OF TEST

      If test criteria are not met or problems or deficiencies arise during the conduct of the tests which require cessation thereof (including due to
      Company Default, causes attributable to other entities such as Nevada
      Power Co. and Force Majeure), or if Contractor opts to retest to improve test results, Contractor will establish the actions to be taken to bring about a successful completion of the tests. Such actions shall be taken by
      Contractor and the tests shall be reconducted.

      Subject to the provisions of the Contract, Contractor may repeat any of the tests. In case one or more of the tests are repeated, the latest of the test results will be utilized to establish the final results of testing. Repeating one or more of the tests does not require repeating any of the other tests, unless it affects the results of tests already performed.

      Subject to the provisions of the Contract, the tests may be suspended by
      Contractor upon each occurrence or circumstance beyond the control of
      Contractor which does not reflect equipment failure, design or construction defects (e.g., a problem with the grid, supply of heat resource not in accordance with the design range, Force Majeure, etc.), which make conduct of the tests unfeasible. The test period may resume after the period(s) of suspension, with the test period including period(s) of Facility test operation both before and after the period(s)
      of suspension, if Contractor so desires. Alternatively, at Contractor's discretion, the tests may be repeated from the beginning following a suspension.

      Adjustments to the Facility during suspension shall not impact on the availability of the Facility to resume the tests when the causes of suspension no longer exist unless Contractor elects to repeat the tests from the beginning.

6.    INSTRUMENTATION

      Permanent Facility instrumentation shall be utilized for measurement and data collection. A list of key instruments to be used during the tests will be specified by Contractor prior to the initiation of the test. The instruments will be calibrated in accordance with the standards of a recognized national organization such as the American Society of Testing and Materials (ASTM), the Instrument Society of America (ISA), etc.

      6.1   Instrumentation Uncertainty

            Solely for purposes of the tests, the following as installed
            Facility instrumentation will be deemed to have the
            after-calibration uncertainties below:

            Kilowatt  meters                        +/-  1.5% (of full scale)
            Kilowatt-hour meters                    +/-  1.5% (of full scale)
            Ambient Air temperature meters          +/-  1 Degree F

                                    PAGE D-5

            Heat Source flow rate meters            +/-  2% (of full scale)
            Heat Source temperature meters          +/-  1 Degree F
            Heat Source Pressure meters             +/-  0.5% (of full scale)

      6.2   Ambient Temperature, Heat Source Conditions and Design Range

            As conditions for the conduct of the tests, the heat source conditions and the ambient temperature must be within the Design
            Range All conditions shall be measured at the interface points or, in the case of the ambient temperature, at a representative location away from plant influences for measuring the air inlet temperature to the air cooled condensers.

 Heat Source Conditions and Ambient       Design Point      Design Range
   Temperature for the Facility-
----------------------------------------  ------------      ------------
Ambient temperature                       55 Degree F      0 - 100 Degree F

Heat source conditions flow:
  -      Stream 1                         4,846 kph         80 - 110%
  -      Stream 2                         500 kph           80 - 110%

Heat source temperature:
  -      Stream 1                         306.7 Degree F   300 - 312 Degree F
  -      Stream 2                         280 Degree F     270 - 284 Degree F

Heat source pressure                      200 Psig          120 - 250  Psig

      6.3   Measurement of Ambient Air Temperature, Heat Source Conditions and
            Electrical Power

            All conditions shall be measured at the points as defined in the table below.

                 Measurement                                          Location
----------------------------------------------  ----------------------------------------------------

Heat Source Flow Rates                          Inlet Lines of Brine to Facility

Ambient Air Temperature                         Inlet to Air Cooled Condensers

Gross Generating Unit Power                     Generator Breaker Terminals

Generating Unit Auxiliary Power Consumption     MCC Terminals

Net Energy                                       a) At the 120 kV SPPC switchyard
                                                 b) At the 4.16 kV SB2 & SB3 geothermal field
                                                    electrical supply
                                                 c) At the 0.48 kV SB 1 and SB 1A down hole pumps
                                                    MCC

Heat Source Inlet Temperatures                  Inlet Lines of Brine to Facility

                                    PAGE D-6

Heat Source Pressure                            Inlet Lines of Brine to Facility

                                    PAGE D-7

      6.4   Data Recording

            During the Performance Test, the heat source conditions, the ambient temperature and the Facility gross and net output will be measured and recorded in time intervals as follows:

                                          Central Station Control      Manually by Facility Operator
------------------------------------  ------------------------------  -------------------------------

         Generating Unit Test                    10 minutes                      30 minutes

     Net Deliverable Energy Test                 15 minutes                      60 minutes

            The results of the test shall be adjusted for variations in the heat source conditions and ambient temperature conditions using the
            Correction Curves.

7.    PAYMENT OF PERFORMANCE DEFICIENCY

      If the Net Deliverable Energy as determined by the Net Deliverable Energy
      Test is lower than the Performance Guarantee, Contractor will pay Company liquidated damages subject to Section 11.2 of the Contract. In such a case the shortfall will be calculated in accordance with formula 5 of Schedule
      A of this Exhibit D.

8.    CORRECTION CURVES

      Correction Curves for changes in the ambient air temperature and
      Correction Curves for changes in the heat source flow rates and temperatures are described in Schedule B attached hereto.

      In case of deviation of actual conditions from design conditions, the
      Correction Curves will be used to determine the correction factors (F1,
      F2, etc.) to be applied as defined in Schedule A attached hereto.

      CORRECTION FACTORS

      F1    Stream 1 brine flow, net energy correction factor as defined by
            Correction Curve GAL-201-R0.

      F2    Stream 1 brine inlet temperature, net energy correction factor as defined by Correction Curve GAL-202-R0.

      F3    Stream 2 brine flow, net energy correction factor as defined by
            Correction Curve GAL-203-R0.

      F4    Stream 2 brine inlet temperature, net energy correction factor as defined by

                                    PAGE D-8

            Correction Curve GAL204-R0.

      F5    Ambient air inlet temperature, net energy correction factor as defined by Correction Curve GAL-205-R0.

9.    MEASUREMENT UNCERTAINTIES

      Z1 Uncertainty factor of the electrical meter reading.

      Z1 = [1 +/- Umem/100]

      Z3 Uncertainty factor of the Net Energy measurement

                              ------------------------------
                 Z3 = 1 +/- \ | U12 + U22 + U32 + U42 + U52 / 100
                             \|

      Where:

      U1    Effect of stream 1 brine flow measurement uncertainty in percent change in Correction Factor per percent measurement uncertainty

      U2    Effect of stream 1 brine inlet temperature measurement uncertainty in percent change in Correction Factor per measurement uncertainty
            (in deg. F)

      U3    Effect of stream 2 brine flow measurement uncertainty in percent change in Correction Factor per percent measurement uncertainty

      U4    Effect of stream 2 brine inlet temperature measurement uncertainty in percent change in Correction Factor per measurement uncertainty
            (in deg. F)

      U5    Effect of ambient air inlet temperature measurement uncertainty in percent change in Correction Factor per measurement uncertainty (in deg. F)

      Note: The (-) sign in the uncertainty calculation will be used for excess energy calculation while the (+) sign will be used for deficiency energy calculations.

                                    PAGE D-9

                                   SCHEDULE A

                                    FORMULAS

1.    NE = "Net Energy"

            -------  i=3
            \
             \
      NE  =  /            [NEMi(T)- NEMi(T - 1)]*Z1
            /
            -------  i=1

      Where:

            NEMi(T)="Net Energy reading of meter i at time T"

2.    CNE = "Corrected Net Energy"

                          CNE = NE/BCF

3.    BCF = "Net Energy Correction Factor"

      BCF = F1 * F2 * F3 * F4 * F5  * 1/Z3

      Where: F1, F2, F3, F4, F5, Z3 are as defined in Sections 8 and 9 of this Exhibit D

      If  BCF >= 1.15, then BCF = 1.15

4.    NDE = "Net Deliverable Energy"

          = CNE summed over the 96-hour test period

5.    D = Performance shortfall

      If NDE < Performance Guarantee

      D      =   Performance Guarantee - NDE

                                    PAGE D-10

                                   SCHEDULE B

                                CORRECTION CURVES

Stream 1 Brine Flow Rate Correction Curve

Stream 1 Brine Inlet Temperature Correction Curve

Stream 2 Brine Flow Rate Correction Curve

Stream 2 Brine Inlet Temperature Correction Curve

Ambient Air Inlet Temperature Correction Curve

                                    PAGE D-11

                                   SCHEDULE C

                                  TEST RECORDS

Manual Reading - Generating Unit Test

Manual Reading - Net Deliverable Energy Test

                                    PAGE D-12

                                    EXHIBIT E

                            WARRANTY CLAIM PROCEDURES

Terms not specifically defined in this Exhibit shall have the meaning described in the general terms of the Engineering, Procurement and Construction Contract
to which this Exhibit is attached.

1.    Where Company has agreed in accordance with the terms of the Contract to take corrective action, and upon notifying Contractor as set forth in Section
10.3.1 of the Contract, Company may undertake corrective action, but Contractor reserves the right to investigate and determine the eligibility of such warranty claim.

2.    Company shall notify Contractor in accordance with Section 10.3.1 of the
Contract and provide documents per paragraph (3) below together with a written cost estimate of the corrective action required. As soon as reasonably possible following the receipt of said documents and cost estimate, Contractor shall investigate the defect and shall issue written instructions to Company on the corrective action to be undertaken, or Contractor shall undertake corrective action by its own employees or agents.

3.    The following procedures shall be observed in all Contractor warranty claims for the Facility in connection with which Company has taken corrective action at Contractor's request as identified in paragraph (1) above:

      (a)  A failure report, which shall contain technical and logistic information sufficiently detailed to enable Contractor to assess the damage to the Work and to evaluate appropriate corrective action in the form as agreed to by Company and Contractor, shall be provided by Company as soon as reasonably practicable after the occurrence of any event giving rise to a warranty claim.

      (b)  Warranty claims shall be submitted in accordance with paragraph (d)
below, and shall include, as a required minimum, the following documents:

           (i)   Applicable failure report;

           (ii)  List of equipment and materials purchased or used in accomplishing the repair, schedule of operations and subcontractors hours applicable to each claim, and a copy of any internal work orders or purchase orders prepared in connection with each such claim;

           (iii) Company's maintenance and repair records with respect to the equipment for which the claim is being made;

           Company shall include with such maintenance and repair records the manufacturer/vendor part number and serial number and the identification by part number and serial number of the next major assembly call-out (such as, but not limited to, turbine, generator, electrical cabinet); and

           (iv)  copies of invoices received or prepared for costs and expenses claimed.

      The documentation to be provided pursuant to paragraphs (b)(ii) and
(b)(iii) above, shall be in a form reasonably acceptable to Contractor.

      (c)  All warranty claims pertaining to failure of the equipment for which
Company has independently undertaken corrective action during any calendar month shall be submitted to Contractor on or before the last day of the following calendar month. Claims shall be paid by Contractor on a net 30 basis. Work performed by Company under a warranty claim shall be billed on a "time and material" basis as defined below.

      (d)  "Time and Material" in connection with a warranty claim is defined as follows:

                                    PAGE E-2

            (i)  With respect to "Time", the product of one hundred fifteen percent (115%) of the normal hourly wage (including fringe benefits, insurance and taxes) Company pays with respect to its particular employee (not including overhead) multiplied by the number of hours each employee performed the particular Work;

           (ii)  With respect to "Material", one hundred ten percent (110%) of the actual purchase price paid by Company or an affiliate to a third party for the materials incorporated or consumed in connection with the Work; and

           (iii) With respect to Work performed by a subcontractor (other than an entity which directly or indirectly controls, is controlled by, or is under common control with, Company, Work done by any such entity being deemed Work done by Company through its own employees for purposes of this definition), one hundred ten percent (110%) of the actual amount paid by Company to the subcontractor for such Work.

      (e)  Accounting settlement between Company and Contractor due to warranty claims shall occur on a quarterly basis.

      (f)  Company shall maintain adequate records to support all warranty claims and allow Contractor to audit warranty claims upon no less than ten (10)
days period notice.

                                    PAGE E-3

                                    EXHIBIT F

                                    SCHEDULE

                       DESCRIPTION                                   DATE
----------------------------------------------------------     -----------------

Notice To Proceed                                              February 15, 2004

Provide access to the Site                                     February 15, 2004

Complete basic conceptual design                               April 15, 2004

Submit application for major permits and rights of way
(ROW) for geothermal gathering piping, substation,             May 15, 2004
Facility site and transmission line

Obtain major permits and rights of way (ROW) for
geothermal gathering piping, substation, Facility site and     August 15, 2004
transmission line

Commence work at geothermal field gathering system             August 30, 2004

Commence site civil work                                       September 5, 2004

Arrival at site of major components of first OEC               November 30, 2004

Arrival at site of major components of second OEC              January 15, 2005

Energize Sub station                                           March 15, 2005

Guaranteed Completion Date                                     May 30, 2005

NOTES:

   1.  Dates are based on the assumption that the Notice To Proceed (NTP) will be provided by February 15, 2004. Any delays in issuance of the NTP, will cause similar delays in other milestones.

   2.  Activities may start earlier than presented at the discretion of
       Contractor.

                                    EXHIBIT G

                          FINAL ACCEPTANCE CERTIFICATE

ORMAT NEVADA INC.
980 Greg Street
Sparks, NV 89431-6039

       With reference to the ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT
(the "Contract") dated _____________ __, 200__ between ORNI 7 LLC ("Company"), and ORMAT NEVADA INC. ("Contractor") for the engineering, procurement and construction of the Galena Facility at Steamboat Springs, Washoe County, Nevada,
pursuant to its inspection of the Facility and review of the Work, Company hereby confirms and certifies that the Work requirements of the Contract (other than the Punchlist Items identified by Contractor and the as-built Drawings)
have been fully satisfied for the Facility and Final Acceptance of the Facility
has accordingly been achieved as of ____________ _, 200_ (the "Final Acceptance
Date").

       Terms defined in the Contract shall have the same meaning when used herein.

       Executed this ____ day of ________________, 200__.

                                    _____________________

                                    By:   _______________

                                    Name: _______________

                                    Title:_______________

                                    ORMAT NEVADA INC.

       Countersigned for Independent Engineer:

                                    _______________________

                                    By:   _______________

                                    Name: _______________

                                    Title:_______________
                                    STONE & WEBSTER

                                   EXHIBIT H-1

                           FORM OF INTERIM LIEN WAIVER

                         CONDITIONAL WAIVER AND RELEASE
                              UPON PROGRESS PAYMENT

Property Name:          Galena Facility
Property Location:      Steamboat Springs, Washoe County, Nevada
Undersigned's Customer: ORNI 7 LLC
Invoice Number:  _____________[*]
Payment Amount:  $_____________
Payment Period:  _______________________

Upon receipt by the undersigned of a check in the above referenced Payment
Amount payable to the undersigned, and when the check has been properly endorsed and has been paid by the bank on which it is drawn, this document becomes effective to release and the undersigned shall be deemed to waive any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above described Property to the following extent:

This release covers a progress payment for the work, materials or equipment furnished by the undersigned to the Property or to the Undersigned's Customer which are the subject of the Invoice or Payment Application, but only to the extent of the Payment Amount or such portion of the Payment Amount as the undersigned is actually paid, and does not cover any retention withheld, any items, modifications or changes pending approval, disputed items and claims, or items furnished or invoiced after the Payment Period. Before any recipient of this document relies on it, he should verify evidence of payment to the undersigned. The undersigned warrants that he either has already paid or will use the money he receives from this progress payment promptly to pay in full all his laborers, subcontractors, materialmen and suppliers for all work, materials or equipment that are the subject of this waiver and release.

Dated:   _____________________

ORMAT NEVADA INC.

By:      ________________________

Its:     ________________________

[* Engineering, Procurement and Construction Contract dated ___________ __, 200_
between ORMAT NEVADA INC. and ORNI 7 LLC for the engineering, procurement and construction of the Galena Facility.]

                                   EXHIBIT H-2

                            FORM OF FINAL LIEN WAIVER

                         CONDITIONAL WAIVER AND RELEASE
                               UPON FINAL PAYMENT

Property Name:          Galena Facility
Property Location:      Steamboat Springs, Washoe County, Nevada
Undersigned's Customer: ORNI 7 LLC
Invoice Number:   _____________[*]
Payment Amount:   $_____________
Payment Period:   _______________________
Amount of Disputed Claims: $_____________

Upon receipt by the undersigned of a check in the above referenced Payment
Amount payable to the undersigned, and when the check has been properly endorsed and has been paid by the bank on which it is drawn, this document becomes effective to release and the undersigned shall be deemed to waive any notice of lien, any private bond right, any claim for payment and any rights under any similar ordinance, rule or statute related to payment rights that the undersigned has on the above described Property to the following extent:

This release covers the final payment to the undersigned for all work, materials or equipment furnished by the undersigned to the Property or to the
Undersigned's Customer and does not cover payment for Disputed Claims, if any.
Before any recipient of this document relies on it, he should verify evidence of payment to the undersigned. The undersigned warrants that he either has already paid or will use the money he receives from the final payment promptly to pay in full all his laborers, subcontractors, materialmen and suppliers for all work, materials or equipment that are the subject of this waiver and release.

Dated:   _____________________

[ORMAT NEVADA INC. / Name of Major Subcontractor]

By:      ________________________

Its:     ________________________

[* Engineering, Procurement and Construction Contract dated ___________ __, 200_
between ORMAT NEVADA INC. and ORNI 7 LLC for the engineering, procurement and construction of the Galena Facility.]

                                    EXHIBIT I
                                FORM OF GUARANTY

            This ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT GUARANTY,
made and delivered as of February 12, 2004 (this "Guaranty"), is by ORMAT
TECHNOLOGIES INC., a Delaware corporation (the "Guarantor"), in favor of ORNI 7
LLC, a Delaware limited liability company (together with its successors in such capacity, the "Guaranteed Party").

            WHEREAS, the Guaranteed Party and Ormat Nevada Inc., a Delaware
corporation, as contractor (the "Contractor"), are parties to an Engineering,
Procurement and Construction Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "EPC Agreement").
Capitalized terms used in this Guaranty but not otherwise defined herein shall have the meanings assigned to such terms in the EPC Agreement.

            WHEREAS, the Guarantor has agreed to provide assurance for the performance of the Contractor's obligations in connection with the EPC
Agreement; and

            WHEREAS, the execution and delivery of this Guaranty is a condition to the Guaranteed Party's further performance of its obligations under the terms of the EPC Agreement.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

            1.   Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as the primary obligor and not merely as surety, to and for the benefit of the Guaranteed Party, the timely performance when due by the
Contractor of all obligations, whether financial or non-financial, required to be performed by it under the EPC Agreement, including, without limitation, the due and punctual payment in full by the Contractor of all amounts required to be paid by it thereunder (the obligations guaranteed hereunder hereinafter referred to as the "Guaranteed Obligations"). The guaranty contained herein is an absolute, unconditional, present and continuing guaranty of payment and performance, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce payment or performance by Contractor or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against the Guarantor without regard to the validity or enforceability of the EPC Agreement. If, for any reason whatsoever, the
Contractor shall fail or be unable duly, punctually and fully to pay or perform any Guaranteed Obligation as and when the same shall become due and payable or when such performance shall be required under the EPC Agreement, the Guarantor shall forthwith pay,

                                    PAGE I-1

perform, cause to be paid, or cause to be performed, such Guaranteed Obligation to the Guaranteed Party.

            2.   Guaranty Absolute. The Guarantor agrees that the obligations of the Guarantor set forth in this Guaranty shall be direct obligations of the
Guarantor, and such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than to the extent available to Contractor under the EPC Agreement) based upon any claim the
Guarantor may have against the Guaranteed Party and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by the Guarantor with its obligations hereunder as expressly provided herein, provided, however, that the Guarantor shall be entitled to assert as a defense to performance any defenses to performance available to Contractor under the EPC Agreement), including, without limitation:

                 (a)  any amendment or modification of or supplement to or other change in the EPC Agreement or any exhibit attached thereto;

                 (b)  any failure, omission or delay on the part of the
      Guaranteed Party to conform or comply with any term of the EPC Agreement or any exhibit attached thereto;

                 (c)  any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the EPC
      Agreement or any obligation or liability of the Guaranteed Party, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the EPC Agreement or any such obligation or liability, provided that the Guaranteed Obligations will be deemed waived, extended, released, terminated, liquidated or otherwise amended to the extent of an express agreement or consent to in writing for the same by Contractor, the
      Guaranteed Party and the Collateral Agent.

                 (d)  any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation or similar proceeding with respect to the
      Contractor, the Guarantor, the Guaranteed Party or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding;

                                    PAGE I-2

                 (e)  any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the
      EPC Agreement or any exhibit attached thereto or any term or provision thereof (other than as a result of the performance or payment in full of the Guaranteed Obligations or as a result of an express agreement or consent to in writing for the same by Contractor, the Guaranteed Party and the Collateral Agent);

                 (f)  any merger or consolidation of the Guarantor, the
      Guaranteed Party, or the Contractor into or with any other corporation or any sale, lease or transfer of all or any of the assets of the Guarantor, the Guaranteed Party, or the Contractor;

                 (g)  any change in the ownership of the Guarantor, the
      Guaranteed Party, or the Contractor; or

                 (h)  to the extent permitted under applicable Laws, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense available to, or discharge of the liabilities of, the Contractor or the Guarantor as a guarantor or surety which might otherwise limit recourse against the Guarantor in respect of the Guaranteed Obligations, other than performance in full of the Guaranteed Obligations.

            The Guaranteed Obligations constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Contractor shall default under, or fail to comply with, the terms of the EPC Agreement and that notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by the Contractor under the EPC Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default. If (i) an event permitting the exercise of remedies under the EPC Agreement, as the case may be, shall at any time have occurred and be continuing and (ii) such exercise, or any consequences thereof provided in the
EPC Agreement, shall at any time be prevented by reason of the pendency against the Contractor of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guaranty and its obligations hereunder, the EPC Agreement shall be deemed to have been declared in default and obligations thereunder shall be deemed to be due and payable, with all the attendant consequences as provided in such EPC Agreement as if declaration of default and the consequence thereof had been accomplished in accordance with

                                    PAGE I-3

the terms thereof, and the Guarantor shall, upon demand, forthwith perform the obligations guaranteed hereunder.

            The obligations of the Guarantor hereunder are several from the
Contractor or any other person, and are primary obligations concerning which the
Guarantor is the principal obligor. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein. It shall not be necessary for the Guaranteed Party, in order to enforce payment by the
Guarantor under this Guaranty, to show any proof of the Contractor's default, to exhaust its remedies against the Contractor, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations.

            In no case shall the Guarantor be liable under this Guaranty or in respect of the Guaranteed Obligations to an extent greater than the Guaranteed
Obligations.

            3.   Waiver. The Guarantor hereby unconditionally waives, to the extent permitted by applicable Laws:

                 (a)  notice of any of the matters referred to in Section 2 hereof;

                 (b)  all notices which may be required by Laws now or hereafter in effect, to preserve any rights of the Guarantor hereunder, including, without limitation, any demand or proof of notice of non-payment or non-performance of any Guaranteed Obligation;

                 (c)  any right to require the enforcement, assertion or
      exercise of any right, remedy, power or privilege by the Guaranteed Party under or in respect of the EPC Agreement or any exhibit attached thereto;

                 (d)  notice of acceptance of this Guaranty and of the creation or existence of any of the Guaranteed Obligations; demand (other than as expressly required hereunder), protest, presentment, notice of default and any requirement of diligence;

                 (e)  any requirement to exhaust any remedies resulting from default by the Contractor under the EPC Agreements;

                 (f)  any requirement that suit be brought against, or any other action by the Guaranteed Party be taken against, or, other than as required under the EPC

                                    PAGE I-4

      Agreement, any notice of default or other notice be given to, or any demand be made on, the Contractor, or that any other action be taken or not taken as a condition to Guarantor's liability for the Guaranteed
      Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantor; and

                 (g)  any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor, or which might otherwise limit recourse against the Guarantor, all provided that Guarantor shall be entitled to assert as a defense to performance thereunder any defenses to performance available to the
      Contractor under the EPC Agreement.

            4.   Expenses. The Guarantor agrees to pay on demand any and all costs including reasonable legal fees, and other expenses incurred by the
Guaranteed Party in enforcing the Guarantor's obligations under this Guaranty.

            5.   Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Guaranteed Party hereof, the Guarantor shall not be entitled to be subrogated to any of the rights of the Contractor or of any rights of the
Guaranteed Party hereunder or any collateral, security or guaranty or right of set-off held by the Guaranteed Party for the payment of the obligations guaranteed hereunder, nor shall the Guarantor seek or be entitled to seek any reimbursement from the Contractor in respect of payments made by the Guarantor hereunder, until all amounts and performance owing to the Guaranteed Party by the Contractor on account of the obligations guaranteed hereunder are paid and performed in full.

            6.   Reinstatement. The Guarantor agrees that this Guaranty shall be automatically reinstated with respect to any payment made by or on behalf of the Contractor pursuant to the EPC Agreement if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

            7.   Representation and Warranties. The Guarantor represents and warrants to the Guaranteed Party that:

                 (a)  The Guarantor is duly organized, validly existing and in good standing under the laws of the

                                    PAGE I-5

      jurisdiction of its incorporation and has full, requisite corporate power and authorization to execute, deliver and perform the obligations under this Guaranty.

                 (b)  The execution, delivery and performance of this Guaranty by the Guarantor have been and remain duly authorized by all necessary corporate action and will not require any approval of its shareholders or of any other person except as has been obtained, and do not contravene any
      Law, or any judgment or order applicable to or binding on it, do not contravene or result in any breach of the Guarantor's certificate of incorporation, bylaws, or any contractual restriction binding on the
      Guarantor or its assets.

                 (c)  No approval from a Governmental Authority is required to be taken, given or obtained, as the case may be, by or from any government authority and no filing, recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by the Guarantor of this Guaranty or for the legality, validity, binding effect or enforceability hereof.

                 (d)  This Guaranty has been duly executed and delivered by the
      Guarantor and constitutes the legal, valid and binding obligation of the
      Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors'
      rights generally and to general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity).

                 (e)  There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or naming the Guarantor as a party that questions the validity or enforceability of this Guaranty or the ability (financial or otherwise) of the Guarantor to perform its obligations hereunder.

                 (f)  The Contractor is a wholly-owned subsidiary of the
      Guarantor.

                                    PAGE I-6

            8.   Covenants. The Guarantor agrees that, so long as this Guaranty is in effect, the Guarantor shall:

                 (a)  preserve and maintain all of its material rights,
      privileges, and franchises, except where the failure to preserve and maintain any such right, privilege or franchise would not materially and adversely affect the ability of the Guarantor to perform its obligations under this Guaranty;

                 (b)  comply with all the requirements of all applicable Laws, except where the failure to comply with any such requirement would not materially and adversely affect the ability of the Guarantor to perform its obligations under this Guaranty;

                 (c)  not take any action to liquidate or approve any
      liquidation of the Contractor or the Guaranteed Party; and

                 (d)  not institute against, or join any other person in
      instituting against the Contractor or the Guaranteed Party any proceeding to adjudicate the Contractor or the Guaranteed Party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the
      Contractor or the Guaranteed Party or its debts under any laws relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Contractor or the
      Guaranteed Party for any substantial part of its property, or consent to any voluntary commencement by the Contractor of any such proceeding.

            9.   Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein or in connection herewith shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            If to the Guaranteed Party:

                      ORNI 7 LLC
                      Attn:  President
                      980 Greg Street
                      Sparks, Nevada  89431
                      Facsimile No.:  702-356-9039
                      Telephone No.:  702-356-9029

                                    PAGE I-7

            If to the Guarantor:

                      Ormat Technologies Inc.
                      Attn: President
                      980 Greg Street
                      Sparks, Nevada  89431
                      Facsimile No.:  702-356-9039
                      Telephone No.: 702-356-9029

            If to the Contractor:

                      Ormat Nevada Inc.
                      Attn:  President
                      980 Greg Street
                      Sparks, Nevada  89431
                      Facsimile No.:  702-356-9039
                      Telephone No.:  702-356-9029

            10.  Demand and Payment. Any demand by the Guaranteed Party for performance hereunder shall be in writing and delivered to the Guarantor pursuant to Section 9 hereof, and shall (a) reference this Guaranty and (b)
specifically identify the Contractor and the Guaranteed Obligations to be performed. There are no other requirements of notice, presentment or demand. The
Guarantor shall perform, or cause to be performed, such Guaranteed Obligations within five (5) Business Days of receipt of such demand. The Guarantor shall make all payments of amounts owing pursuant to this Guaranty in immediately available funds.

            11.  No Waiver; Remedies. No failure on the part of the Guaranteed
Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Guaranteed Party shall have all of the rights and remedies available under applicable Laws and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. At the option of the Guaranteed Party and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by such Guaranteed Party against the Contractor in respect of any Guaranteed Obligation and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that such
Guaranteed Party first assert, prosecute or exhaust any remedy or claim against the Contractor. The remedies herein

                                    PAGE I-8

provided are cumulative and not exclusive of any remedies provided by applicable
Laws.

            12.  Term; Termination. Subject to the terms and provisions of
Section 6, this Guaranty shall become effective upon the execution hereof and shall continue in full force and effect until the performance in full of all of the Contractor's obligations under the EPC Agreement.

            13.  Assignment; Successors and Assigns. The Guaranteed Party may,
upon notice to the Guarantor, assign its rights hereunder without the consent of the Guarantor. The Guarantor may not assign its rights hereunder without the consent of the Guaranteed Party. Subject to the foregoing, this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives.

            14.  Amendments and Waivers. No amendment of this Guaranty shall be effective unless in writing and signed by the Guarantor and the Guaranteed
Party. No waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless such waiver shall be in writing and signed by the Guaranteed Party. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

            15.  Section Headings. The headings in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.

            16.  Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            17.  Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this
Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                                    PAGE I-9

            18.  Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.

            19.  Submission to Jurisdiction. The Guarantor hereby
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern
District of New York and any New York State Court acting in New York City and any appellate courts from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and the Guarantor hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Nevada State or, to the extent permitted by law, in such
Federal court. The Guarantor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Nothing in this Guaranty shall affect any right the Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or its properties in the courts of any jurisdiction.

            20.  Waiver of Venue. The Guarantor hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in Section 19. The Guarantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            21.  SERVICE OF PROCESS. THE GUARANTOR HEREBY IRREVOCABLY
DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION AS ITS DESIGNEE, APPOINTEE AND
AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT
OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND
DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING RELATING TO THIS
GUARANTY. IF, FOR ANY REASON, SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO
BE AVAILABLE TO ACT AS SUCH, THE GUARANTOR AGREES TO DESIGNATE A NEW DESIGNEE,
APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS
PROVISION SATISFACTORY TO THE GUARANTEED PARTY. THE GUARANTOR IRREVOCABLY
CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN
ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR
CERTIFIED MAIL, POSTAGE PREPAID TO THE GUARANTOR AT ITS ADDRESS REFERRED TO IN
SECTION 9.

            22.  WAIVER OF JURY TRIAL. THE GUARANTOR HERETO HEREBY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY LEGAL PROCEEDING IN ANY JURISDICTION DESCRIBED IN SECTION
19 DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

                                    PAGE I-10

GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT,
TORT OR ANY OTHER THEORY). THE GUARANTOR HERETO CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY
OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK
TO ENFORCE THE FOREGOING WAIVER.

            23.  Entire Agreement. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Guarantor and the Guaranteed Party with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of the date first above written.

                                       ORMAT TECHNOLOGIES INC.

                                       By: ___________________________________
                                           Name:
                                           Title:

                                    PAGE I-11